As filed with the Securities and Exchange Commission on November 7, 1997
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                             -----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

    THE AES CORPORATION                     DELAWARE                     54-1163725
       AES TRUST III                        DELAWARE                     54-1840550
        AES TRUST IV                        DELAWARE               [APPLICATION PENDING]
        AES TRUST V                         DELAWARE               [APPLICATION PENDING]
(Exact name of Registrant as    (State or other jurisdiction of       (I.R.S. employer
 specified in its charter)       incorporation or organization)    identification number)

                             1001 NORTH 19TH STREET
                            ARLINGTON, VIRGINIA 22209
                                 (703) 522-1315

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                 BARRY J. SHARP
                             1001 NORTH 19TH STREET
                            ARLINGTON, VIRGINIA 22209
                                 (703) 522-1315

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             -----------------------

                                   Copies to:
                            RICHARD D. TRUESDELL, JR.
                              DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 450-4000

                             -----------------------

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

                             -----------------------

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                    TITLE OF EACH CLASS OF                           PROPOSED MAXIMUM AGGREGATE
                 SECURITIES TO BE REGISTERED                          OFFERING PRICE (1)(2)(3)            AMOUNT OF REGISTRATION FEE
Senior Debt Securities, Senior Subordinated Debt Securities and
     Junior Subordinated Debt Securities (collectively, "Debt
     Securities") of The AES Corporation.............................   $       1,500,000,000                   $       454,545.45
Preferred Stock of The AES Corporation ("Preferred Stock")...........
Common Stock of The AES Corporation ("Common Stock").................
Junior Subordinated Debt Securities of The AES Corporation for
     issuance  directly  or to AES  Trust  III,  AES  Trust  IV and AES  Trust V ("Junior Subordinated Debt Trust Securities")..
Preferred Securities of AES Trust III, AES Trust IV, and AES
     Trust V, severally ("Preferred Securities").....................
Guarantees of Preferred Securities of AES Trust III, AES Trust
     IV and AES Trust V by the AES Corporation(4)....................
Stock Purchase Contracts to purchase Common Stock ("Stock
     Purchase Contracts")............................................
Stock Purchase Units, each representing ownership of a Stock
     Purchase Contract and Debt Securities or debt obligations of third parties ("Stock Purchase Units")..........................

----------
(1) Such indeterminate number or amount of Debt Securities, Junior Subordinated Debt Trust Securities, Preferred Stock, Common Stock, Stock Purchase Contracts and Stock Purchase Units of The AES Corporation and Preferred Securities of AES Trust III, AES Trust IV and AES Trust

     V as may from time to time be issued at indeterminate prices. Junior Subordinated Debt Trust Securities may be issued and sold to AES Trust III, AES Trust IV and AES Trust V, in which event such Junior Subordinated Debt Trust Securities may later be distributed to the holders of Preferred Securities upon a dissolution of AES Trust III, AES Trust IV and AES Trust V and the distribution of the assets thereof.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) and exclusive of accrued interest and dividends, if any. Calculated using the maximum aggregate offering price of such indeterminate amount of Debt Securities that may be offered from time to time at an offering price below their face value.

(3) The AES Corporation is also registering under this Registration Statement all other obligations that it may have with respect to Preferred Securities issued by AES Trust III, AES Trust IV or AES Trust V. No separate consideration will be received for any Guarantee or any other such obligations.

(4) Includes the rights of holders of the Preferred Securities of an AES Trust under the Trust Preferred Securities Guarantee and back-up undertakings, consisting of obligations by The AES Corporation to provide certain indemnities in respect of, and pay and be responsible for certain expenses, costs, liabilities, and debts of, as applicable, AES Trust III, AES Trust IV, AES Trust V and such other obligations of The AES Corporation set forth in the Amended and Restated Declaration of Trust, the Junior Subordinated Debt Trust Securities Indenture and Supplemental Indentures thereto, in each case as further described in the Registration Statement. No separate consideration will be received for any Guarantees or any back-up undertakings.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Registration Statement contains two forms of prospectuses to be used in connection with offerings of the following securities:

     (1) Debt Securities (consisting of Senior Debt Securities, Senior Subordinated Debt Securities and Junior Subordinated Debt Securities), Preferred Stock, Common Stock, Stock Purchase Contracts and Stock Purchase Units of The AES Corporation.

     (2) Preferred Securities of AES Trust III, AES Trust IV or AES Trust V, severally, Junior Subordinated Debt Trust Securities of The AES Corporation and Guarantees by The AES Corporation of Preferred Securities issued by AES Trust III, AES Trust IV or AES Trust V.

     Each offering of securities made under this Registration Statement will be made pursuant to one of these Prospectuses, with the specific terms of the securities offered thereby set forth in an accompanying Prospectus Supplement.

                  SUBJECT TO COMPLETION, DATED NOVEMBER 7, 1997

PROSPECTUS



[LOGO]

THE AES CORPORATION
$1,500,000,000

COMMON STOCK, PREFERRED STOCK, DEBT SECURITIES, STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     The AES Corporation (the "Company" or "AES") may from time to time offer, together or separately, (i) shares of its common stock, par value $.01 per share (the "Common Stock"), (ii) shares of its preferred stock, no par value (the "Preferred Stock"), (iii) unsecured senior debt securities (the "Senior Debt Securities"), (iv) unsecured senior subordinated debt securities (the "Senior Subordinated Debt Securities"), (v) unsecured junior subordinated securities (the "Junior Subordinated Debt Securities"), (vi) Stock Purchase Contracts to purchase Common Stock ("Stock Purchase Contracts") and (vii) Stock Purchase Units ("Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligation to purchase Common Stock under the Stock Purchase Contract, in each case in one or more series and in amounts, at prices and on terms to be determined at or prior to the time of sale. The Senior Debt Securities, Senior Subordinated Debt Securities and Junior Subordinated Securities are collectively referred to herein as the "Debt Securities." The Debt Securities, Common Stock, Preferred Stock, Stock Purchase Contracts and Stock Purchase Units are collectively referred to herein as the "Securities."

     SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                             -----------------------


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------------


     The Common Stock and Preferred Stock offered pursuant to this Prospectus may be issued in one or more series or issuances in U.S. dollars or in one or more foreign currencies, currency units or composite securities to be determined at or prior to the time of any offering. The Stock Purchase Contracts and the Stock Purchase Units offered pursuant to this Prospectus may be issued in one or more series and amounts, at prices and on terms to be determined at or prior to the time of any such offering. The Debt Securities offered pursuant to this Prospectus may consist of debentures, notes or other evidences of indebtedness in one or more series and in amounts, at prices and on terms to be

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

determined at or prior to the time of any such offering. The Company's obligations under the Senior Debt Securities will rank pari passu with all unsecured and unsubordinated debt (as defined herein) of the Company. The
Company's obligations under the Senior Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Debt (as defined herein). The Company's obligations under the Junior Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior and Senior Subordinated Debt (as defined herein) of the Company. See "Description of Debt Securities."

     By separate prospectus, the form of which is included in the Registration Statement of which this Prospectus forms a part, three Delaware statutory business trusts (the "AES Trusts"), which are wholly owned subsidiaries of the Company, may from time to time severally offer preferred securities guaranteed by the Company to the extent set forth therein and the Company may offer from time to time junior subordinated debt securities either directly or to an AES Trust. The aggregate public offering price of the securities to be offered by the Prospectus and such other prospectus shall not exceed $1,500,000,000.

     Specific terms of the Securities in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in a Prospectus Supplement with respect to such Offered Securities, which Prospectus Supplement will describe, without limitation and where applicable, the following: (i) in the case of Common Stock, the specific designation, number of shares, purchase price and the rights and privileges thereof, together with any qualifications or restrictions thereon and any listing on a securities exchange; (ii) in the case of Preferred Stock, the specific designation, number of shares, purchase price and the rights, preferences and privileges thereof and any qualifications or restrictions thereon (including dividends, liquidation value, voting rights, terms for the redemption, conversion or exchange thereof and any other specific terms of the Preferred Stock) and any listing on a securities exchange; (iii) in the case of Debt Securities, the specific designation, aggregate principal amount, authorized denomination, maturity, premium, if any, exchangeability, redemption, conversion, prepayment or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, method, if any, of calculating interest payments and dates for payment thereof, dates on which premium, if any, will be payable, the right of the Company, if any, to defer payment of interest on the Debt Securities and the maximum length of such deferral period, the initial public offering price, any listing on a securities exchange and other specific terms of the offering; (iv) in the case of Stock Purchase Contracts, the designation and number of shares of Common Stock issuable thereunder, the purchase price of the Common Stock, the date or dates on which the Common Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by the Company to the holders of the Stock Purchase Contract or vice versa, and the terms of the offering and sale thereof, and (v) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Debt Securities or debt obligations of third parties securing the holder's obligation to purchase the Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof. Unless otherwise indicated in the Prospectus Supplement, the Company does not intend to list any of the Securities other than the Common Stock and the Preferred Stock on a national securities exchange. Any Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States federal income tax considerations, if applicable, to the Offered Securities.

     The Offered Securities may be offered directly, through agents designated from time to time, through dealers or through underwriters. Such agents or underwriters may act alone or with other agents or underwriters. See "Plan of Distribution." Any such agents, dealers or underwriters will be set forth in a Prospectus Supplement. If an agent of the Company, or a dealer or underwriter is involved in the offering of the Offered Securities, the agent's commission, dealer's purchase price, underwriter's discount and net proceeds to the Company, as the case may be, will be set forth in, or may be calculated from, the Prospectus Supplement. Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933.

     This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

     The date of this Prospectus is , 1997.

                              AVAILABLE INFORMATION

     AES is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy and information statements and other information may be inspected without charge and copied at the public reference facilities maintained by the Commission at its principal offices at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials also can be obtained at prescribed rates from the Public Reference Section of the Commission at the principal offices of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby (including all amendments and supplements thereto, the "Registration Statement"). This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits filed thereto, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities and regional and other offices referred to above.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates in this Prospectus by reference thereto and makes a part hereof the following documents, heretofore filed with the Commission pursuant to the Exchange Act: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997; (iv) the Company's Current Reports on Form 8-K filed on November 6, 1997, October 24, 1997, August 18, 1997, July 16, 1997, July 15, 1997, July 14, 1997, July 3, 1997, March 24,
1997, March 13, 1997, February 19, 1997 and January 30, 1997 and the Company's Current Report on Form 8-K/A filed on August 5, 1997.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to termination of the offering being made hereby shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the Registration Statement of which it is a part to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or such Registration Statement.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Requests for such copies should be directed to William R. Luraschi, General Counsel and Secretary, The AES Corporation, 1001 North 19th Street, Arlington, Virginia 22209, telephone (703) 522-1315.

                                 USE OF PROCEEDS

     Unless otherwise set forth in the applicable Prospectus Supplement, proceeds from the sale of the Offered Securities will be used by the Company for general corporate purposes and initially may be temporarily invested in short-term securities.


                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges.


                                                                                                   SIX-MONTHS
                                                                                                      ENDED
                                                         YEAR ENDED DECEMBER 31,                    JUNE 30,
                                       ---------------------------------------------------------  -----------
                                          1992        1993        1994       1995        1996          1997
                                       ---------  -----------  ---------  ----------  ----------  -----------
Ratio of earnings to fixed charges.....   1.37        1.62        2.08       2.18        1.83          1.71

     For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and minority interest, plus fixed charges, less capitalized interest, less excess of earnings over dividends of less-than-fifty-percent-owned companies. Fixed charges consist of interest (including capitalized interest) on all indebtedness, amortization of debt discount and expense and that portion of rental expense which the Company believes to be representative of an interest factor. A statement setting forth the computation of the above ratios is on file as an exhibit to the Registration Statement of which this Prospectus is a part.

     During the period from January 1, 1992 until June 30, 1997, no shares of Preferred Stock were issued or outstanding, and during that period the Company did not pay any Preferred Stock dividends.

                                   THE COMPANY

     AES is a global power company committed to supplying electricity to customers world-wide in a socially responsible way. The Company was one of the original entrants in the independent power market and today is one of the world's largest independent power companies, based on net equity ownership of generating capacity (in megawatts) in operation or under construction. AES markets power principally from electricity generating facilities that it develops, acquires, owns and operates.

     Over the last five years, the Company has experienced significant growth. This growth has resulted primarily from the development and construction of new plants ("greenfield development") and also from the acquisition of existing generating plants and distribution companies, through competitively bid privatization initiatives outside of the United States or negotiated acquisitions. Since 1992, the Company's total generating capacity in megawatts has grown from 1,829 MW to 18,538 MW (an increase of 914%), with the total number of plants in operation increasing from eight to 74. Additionally, the Company's total revenues have increased at a compound annual growth rate of 20% from $401 million in 1992 to $835 million in 1996, while net income has increased at a compound annual growth rate of 22% from $56 million to $125 million over the same period.

     AES  operates  and owns  (entirely or in part),  through  subsidiaries  and affiliates, power plants in ten countries with a capacity of approximately 18,538 MW (including 4,000 MW attributable to Ekibastuz which currently has a capacity factor of approximately 20%). AES is also constructing nine additional power plants in seven countries with a capacity of approximately 4,921 MW. The Company's total ownership in plants in operation and under construction aggregates approximately 23,459 MW and its net equity ownership in such plants is approximately 11,882 MW. In addition, AES has numerous projects in advanced stages of development, including seven projects with design capacity of approximately 3,398 MW that have executed or been awarded power sales agreements.

     The Company is also engaged (entirely or in part) in electric power distribution businesses in Latin America through its subsidiaries and affiliates. These subsidiaries and affiliates serve approximately eight million commercial, industrial and residential customers using approximately 63,000 gigawatt hours per year.

     As a result of the Company's significant growth in recent years, the Company's operations have become more diverse with regard to both geography and fuel source and it has reduced its dependence upon any single project or customer. During 1996, four of the Company's projects individually contributed more than 10% of the Company's total revenues, Shady Point which represented approximately 20%, San Nicolas which represented approximately 16%, Thames which represented approximately 16% and Barbers Point which represented approximately 15%.


                                     OUTLOOK

     The global trend of electricity market restructuring has created significant new business opportunities for companies like AES. Both domestic and international electricity markets are being restructured and there is a trend away from government-owned electricity systems toward deregulated, competitive market structures. Many countries have rewritten their laws and regulations to allow foreign investment and private ownership of electricity generation, transmission or distribution systems. Some countries have or are in the process of "privatizing" their electricity systems by selling all or part of such systems to private investors. With 69 of its operating plants and distribution companies having been acquired or commenced commercial operations since 1992, AES has been an active participant in both the international privatization process and the development process. The Company is currently pursuing over 90 projects including acquisitions, the expansion of existing plants and new projects.

     AES believes that there is significant demand for both new and more efficiently operated electric generating capacity in many regions around the world. In an effort to further grow and diversify the Company's portfolio of electric generating plants, AES is pursuing, through its integrated divisions, additional greenfield developments and acquisitions in many countries. Several of these acquisitions, if consummated, would require the Company to obtain substantial additional financing, in the form of both debt and equity financing, in the short term.


                                    STRATEGY

     The Company's strategy in helping meet the world's need for electricity is to participate in competitive power markets as they develop either by greenfield development or by acquiring and operating existing facilities or distribution systems in these markets. The Company generally operates electric generating facilities that utilize natural gas, coal, oil, hydro power, or combinations thereof. In addition, the Company participates in the electric power distribution and retail supply businesses in certain limited instances, and will continue to review opportunities in such markets in the future.

     Other elements of the Company's strategy include:

          o   Supplying energy to customers at the lowest cost possible,  taking
              into  account  factors  such  as  reliability  and   environmental
              performance;

          o Constructing or acquiring projects of a relatively large size (generally larger than 100 MW);

          o When available, entering into power sales contracts with electric utilities or other customers with significant credit strength; and

          o   Participating  in electric  power  distribution  and retail supply
              markets   that   grant    concessions   with   long-term   pricing
              arrangements.

     The Company also strives for operating excellence as a key element of its strategy, which it believes it accomplishes by minimizing organizational layers and maximizing company-wide participation in decision-making. AES has attempted to create an operating environment that results in safe, clean and reliable electricity generation. Because of this emphasis, the Company prefers to operate all facilities which it develops or acquires; however, there can be no assurance that the Company will have operating control of all of its facilities.

     Where possible, AES attempts to sell electricity under long-term power sales contracts. The Company attempts, whenever possible, to structure the revenue provisions of such power sales contracts such that changes in the cost components of a facility (primarily fuel costs) correspond, as effectively as possible, to changes in the revenue components of the contract. The Company also attempts to provide fuel for its operating plants generally under long-term supply agreements, either through contractual arrangements with third parties or, in some instances, through acquisition of a dependable source of fuel.

     As electricity markets become more competitive, it may be more difficult for AES (and other power generation companies) to obtain long-term power sales contracts. In markets where long-term contracts are not available, AES will pursue methods to hedge costs and revenues to provide as much assurance as possible of a project's profitability. In these situations, AES might choose to purchase a project with a partial hedge or with no hedge, with the strategy that its diverse portfolio of projects provides some hedge to the increased volatility of the project's earnings and cash flow. Additionally, AES may choose not to participate in these markets.

     The Company attempts to finance each domestic and foreign plant primarily under loan agreements and related documents which, except as noted below, require the loans to be repaid solely from the project's revenues and provide that the repayment of the loans (and interest thereon) is secured solely by the capital stock, physical assets, contracts and cash flow of that plant subsidiary or affiliate. This type of financing is generally referred to as "project financing." The lenders under these project financing structures cannot look to AES or its other projects for repayment, unless such entity explicitly agrees to undertake liability. AES has explicitly agreed to undertake certain limited obligations and contingent liabilities, most of which by their terms will only be effective or will be terminated upon the occurrence of future events. In certain circumstances, the Company may incur indebtedness which is recourse to the Company or to more than one project.

                                  RISK FACTORS

     Purchasers of the Securities should read this entire Prospectus carefully. Ownership of the Securities involves certain risks. The following factors should be considered carefully in evaluating AES and its business before purchasing the Securities offered by this Prospectus.

     Leverage and Subordination. The Company and its subsidiaries had approximately $4.1 billion of outstanding indebtedness at June 30, 1997. As a result of the Company's level of debt, the Company might be significantly limited in its ability to meet its debt service obligations, to finance the acquisition and development of additional projects, to compete effectively or to operate successfully under adverse economic conditions. As of June 30, 1997, the Company had a consolidated ratio of total debt to total book capitalization (including current debt) of approximately 75%.

     The Senior Subordinated Debt Securities will be subordinated to all Senior Debt, including, but not limited to, the amounts outstanding under the Company's current $425 million credit facility. The Junior Subordinated Debt Securities will be subordinated to all Senior and Senior Subordinated Debt of the Company, including, but not limited to, the amounts outstanding under the Company's current $425 million credit facility. As of June 30, 1997, the Company had approximately $386 million in aggregate principal amount of Senior Debt and $911 million in aggregate principal amount of Senior and Senior Subordinated Debt.

     Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior Debt will first be entitled to receive payment in full of all amounts due or to become due under all Senior Debt before the holders of the Senior Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on such Senior Subordinated Debt Securities and holders of Senior and Senior Subordinated Debt will first be entitled to receive payment in full of all amounts due or to become due under all Senior and Senior Subordinated Debt before the holders of the Junior Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on such Junior Subordinated Debt Securities. No payments on account of principal, premium, if any, or interest in respect of the Senior Subordinated Debt Securities or Junior Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment under any Senior Debt or Senior and Senior Subordinated Debt, respectively, or during certain periods when an event of default under certain Senior Debt or Senior and Senior Subordinated Debt, respectively, permits the respective lenders thereunder to accelerate the maturity thereof. See "Description of Debt Securities--Subordination of Senior Subordinated Debt Securities" and "Description of Debt Securities--Subordination of Junior Subordinated Debt Securities."

     The Debt Securities will be effectively subordinated to the indebtedness and other obligations (including trade payables) of the Company's subsidiaries. At June 30, 1997, the indebtedness and obligations of the Company's subsidiaries aggregated approximately $3.3 billion. The ability of the Company to pay principal of, premium, if any, and interest on the Debt Securities will be dependent upon the receipt of funds from its subsidiaries by way of dividends, fees, interest, loans or otherwise. Most of the Company's subsidiaries with interests in power generation facilities currently have in place, and the Indentures for the Debt Securities will, under certain circumstances, permit the Company's subsidiaries to enter into, arrangements that restrict their ability to make distributions to the Company by way of dividends, fees, interest, loans or otherwise. The Company's subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Debt Securities or to make any funds available therefor, whether by dividends, loans or other payments, and do not guarantee the payment of interest on or principal of the Debt Securities. Any right of the Company to receive any assets of any of its subsidiaries upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of the Company (and the consequent right of the holders of the Debt Securities to participate in the distribution of, or to realize proceeds from, those assets) will be effectively subordinated to the claims of any such subsidiary's creditors (including trade creditors and holders of debt issued by such subsidiary). The Company currently conducts substantially all of its operations through its subsidiaries.

     Doing Business Outside the United States. The Company's involvement in the development of new projects and the acquisition of existing plants in locations outside the United States is increasing and most of the Company's current development and acquisition activities are for projects and plants outside the United States. The Company, through subsidiaries, affiliates and joint ventures, has ownership interests in 76 power plants outside the United States in operation or under construction. Thirty-nine of such power plants are located in Brazil; nine in the People's Republic of China; seven in Kazakhstan; six in Argentina; five in the United Kingdom; three in Hungary; two in each of Australia and Pakistan; and one in each of the Netherlands, Canada and the Dominican Republic.

     The financing, development and operation of projects outside the United States entail significant political and financial uncertainties (including, without limitation, uncertainties associated with first-time privatization efforts in the countries involved, currency exchange rate fluctuations, currency repatriation restrictions, currency inconvertibility, political instability, civil unrest, and expropriation) and other credit quality, liquidity or structuring issues that have the potential to cause substantial delays in respect of or material impairment of the value of the project being developed or operated, which AES may not be capable of fully insuring or hedging against. The ability to obtain financing on a commercially acceptable non-recourse basis in developing nations may also require higher investments by the Company than historically have been the case. In addition, financing in countries with less than investment grade sovereign credit ratings may also require substantial participation by multilateral financing agencies. There can be no assurance that such financing can be obtained when needed.

     The uncertainty of the legal environment in certain countries in which the Company, its subsidiaries and its affiliates are or in the future may be developing, constructing or operating could make it more difficult for the Company to enforce its respective rights under agreements relating to such projects. In addition, the laws and regulations of certain countries may limit the Company's ability to hold a majority interest in some of the projects that it may develop or acquire. International projects owned by the Company may, in certain cases, be expropriated by applicable governments. Although AES may have legal recourse in enforcing its rights under agreements and recovering damages for breaches thereof, there can be no assurance that any such legal proceedings will be successful.

     Competition. The global power production market is characterized by numerous strong and capable competitors, many of whom may have extensive and diversified developmental or operating experience (including both domestic and international experience) and financial resources similar to or greater than the Company. Further, in recent years, the power production industry has been characterized by strong and increasing competition with respect to both obtaining power sales agreements and acquiring existing power generation assets. In certain markets, these factors have caused reductions in prices contained in new power sales agreements and, in many cases, have caused higher acquisition prices for existing assets through competitive bidding practices. The evolution of competitive electricity markets and the development of highly efficient gas-fired power plants have also caused, or are anticipated to cause, price pressure in certain power markets where the Company sells or intends to sell power. There can be no assurance that the foregoing competitive factors will not have a material adverse effect on the Company.

     Development Uncertainties. The majority of the projects that AES develops are large and complex and the completion of any such project is subject to substantial risks. Development can require the Company to expend significant sums for preliminary engineering, permitting, legal and other expenses in preparation for competitive bids which the Company may not win or before it can be determined whether a project is feasible, economically attractive or capable of being financed. Successful development and construction is contingent upon, among other things, negotiation on terms satisfactory to the Company of engineering, construction, fuel supply and power sales contracts with other project participants, receipt of required governmental permits and consents and timely implementation and satisfactory completion of construction. There can be no assurance that AES will be able to obtain new power sales contracts, overcome local opposition, if any, obtain the necessary site agreements, fuel supply and ash disposal agreements, construction contracts, steam sales contracts, licenses and certifications, environmental and other permits and financing commitments necessary for the successful development of its projects. There can be no assurance that development efforts on any particular project, or the Company's efforts generally, will be successful. If these development efforts are not successful, the Company may abandon a project under development. At the time of abandonment, the Company would expense all capitalized development costs incurred in connection therewith and could incur additional losses associated with any related contingent liabilities. The future growth of the Company is dependent, in part, upon the demand for significant amounts of additional electrical generating capacity and its ability to obtain contracts to supply portions of this capacity. Any material unremedied delay in, or unsatisfactory completion of, construction of the Company's projects could, under certain circumstances, have an adverse effect on the Company's ability to meet its obligations, including the payment of principal of, premium, if any and interest on Debt Securities. The Company also is faced with certain development uncertainties arising out of doing business outside of the United States. See "--Doing Business Outside the United States."

     Risks Associated with Acquisitions. The Company has achieved a significant portion of its growth through acquisitions and expects that it will continue to grow, in part, through acquisitions. During 1997 alone the Company consummated several major acquisitions in which the Company invested an aggregate of $1.9 billion (excluding non-recourse debt). Although each of the acquired businesses had a significant operating history at the time of its acquisition by the Company, the Company has a limited history of owning and operating these businesses. In addition, most of these businesses were government owned and some were operated as part of a larger integrated utility prior to their acquisition by the Company. There can be no assurances that the Company will be successful in transitioning these to private ownership, that such businesses will perform as expected or that the returns from such businesses will support the indebtedness incurred to acquire them or the capital expenditures needed to develop them.

     Uncertainty of Access to Capital for Future Projects. Each of AES's projects under development and those independent power facilities it may seek to acquire may require substantial capital investment. Continued access to capital with acceptable terms is necessary to assure the success of future projects and acquisitions. AES has substantially utilized project financing loans to fund the capital expenditures associated with constructing and acquiring its electric power plants and related assets. Project financing borrowings have been substantially non- recourse to other subsidiaries and affiliates and to AES as the parent company and are generally secured by the capital stock, physical assets, contracts and cash flow of the related project subsidiary or affiliate. The Company intends to continue to seek, where possible, such non-recourse project financing in connection with the assets which the Company or its affiliates may develop, construct or acquire. However, depending on market conditions and the unique characteristics of individual projects, such financing may not be available or the Company's traditional providers of project financing, particularly multinational commercial banks, may seek higher borrowing spreads and increased equity contributions.

     Furthermore, because of the reluctance of commercial lending institutions to provide non-recourse project financing (including financial guarantees) in certain less developed economies, the Company, in such locations, has and will continue to seek direct or indirect (through credit support or guarantees) project financing from a limited number of multilateral or bilateral international financial institutions or agencies. As a precondition to making such project financing available, these institutions may also require governmental guarantees of certain project and sovereign related risks. Depending on the policies of specific governments, such guarantees may not be offered and as a result, AES may determine that sufficient financing will ultimately not be available to fund the related project.

     In addition to the project financing loans, if available, AES provides a portion, or in certain instances all, of the remaining long-term financing required to fund development, construction, or acquisition. These investments have generally taken the form of equity investments or loans, which are subordinated to the project financing loans. The funds for these investments have been provided by cash flows from operations and by the proceeds from borrowings under the short-term credit facilities and issuances of senior subordinated notes, convertible debentures and common stock of the Company.

     The Company's ability to arrange for financing on either a fully recourse or a substantially non-recourse basis and the costs of such capital are dependent on numerous factors, including general economic and capital market conditions, the availability of bank credit, investor confidence in the Company, the continued success of current projects and provisions of tax and securities laws which are conducive to raising capital in this manner. Should future access to capital not be available, AES may decide not to build new plants or acquire existing facilities. While a decision not to build new plants or acquire existing facilities would not affect the results of operations of AES on its currently operating facilities or facilities under construction, such a decision would affect the future growth of AES.

     Dependence on Utility Customers and Certain Projects. The nature of most of AES's power projects is such that each facility generally relies on one power sales contract with a single customer for the majority, if not all, of its revenues over the life of the power sales contract. During 1996, five customers, including Connecticut Light & Power Company, a subsidiary of Northeast Utilities, accounted for 73% of the Company's consolidated total revenues. The prolonged failure of any one utility customer to fulfill its contractual obligations could have a substantial negative impact on AES's primary source of revenues. AES has sought to reduce this risk in part by entering into power sales contracts with utilities or other customers of strong credit quality and by locating its plants in different geographic areas in order to mitigate the effects of regional economic downturns.

     Four of the Company's plants collectively represented approximately 39% of AES's consolidated total assets at December 31, 1996 and generated approximately 67% of AES's consolidated total revenues for the year ended December 31, 1996.

     Sales to Connecticut Light & Power Company ("CL&P") represented 16% of the Company's total revenues in 1996. Moody's Investor Service Inc. ("Moody's") and Standard & Poor's Corporation ("S&P") have recently downgraded CL&P's senior secured long-term debt from Baa3/BBB- to Ba1/BB+, Both Moody's and S&P have placed CL&P under review for possible downgrade or on credit watch. In March 1997, as a result of regulatory action by the Public Service Commission of New Hampshire, Moody's and S&P downgraded the senior unsecured debt of Northeast Utilities, the parent of CL&P, from Ba2/BB to Ba3/BB- and placed Northeast Utilities on watch for possible downgrade.

     Regulatory Uncertainty. AES's cogeneration operations in the United States are subject to the provisions of various laws and regulations, including the Public Utility Regulatory Policies Act of 1978, as amended ("PURPA") and the
Public Utility Holding Company Act, as amended ("PUHCA"). PURPA provides to qualifying facilities ("QFs") certain exemptions from substantial federal and state legislation, including regulation as public utilities. PUHCA regulates public utility holding companies and their subsidiaries. AES is not and will not be subject to regulation as a holding company under PUHCA as long as the domestic power plants it owns are QFs under PURPA. QF status is conditioned on meeting certain criteria, and would be jeopardized, for example, by the loss of a steam customer. The Company believes that, upon the occurrence of an event that would threaten the QF status of one of its domestic plants, it would be able to react in a manner that would avoid the loss of QF status (such as by replacing the steam customer). In the event the Company were unable to avoid the loss of such status for one of its plants, to avoid public utility holding company status, AES could apply to the Federal Energy Regulatory Commission ("FERC") to obtain status as an Exempt Wholesale Generator ("EWG"), or could restructure the ownership of the project subsidiary. EWGs, however, are subject to broader regulation by FERC and may be subject to state public utility commissions regulation regarding non-rate matters. In addition, any restructuring of a project subsidiary could result in, among other things, a reduced financial interest in such subsidiary, which could result in a gain or loss on the sale of the interest in such subsidiary, the removal of such subsidiary from the consolidated income tax group or the consolidated financial statements of the Company, or an increase or decrease in the results of operations of the Company.

     The United States Congress is considering proposed legislation which would repeal PURPA entirely, or at least repeal the obligation of utilities to purchase from QFs. There is strong support for grandfathering existing QF contracts if such legislation is passed, and also support for requiring utilities to conduct competitive bidding for new electric generation if the PURPA purchase obligation is eliminated. Various bills have also proposed repeal of PUHCA. Repeal of PUHCA would allow both independents and vertically integrated utilities to acquire retail utilities in the United States that are geographically widespread, as opposed to the current limitations of PUHCA which require that retail electric systems be capable of physical integration. In addition, registered holding companies would be free to acquire non-utility businesses, which they may not do now, with certain limited exceptions. In the event of a PUHCA repeal, competition for independent power generators from vertically integrated utilities would likely increase. Repeal of PURPA and/or PUHCA may or may not be part of comprehensive legislation to restructure the electric utility industry, allow retail competition, and deregulate most electric rates. The effect of any such repeal cannot be predicted, although any such repeal could have a material adverse effect on the Company.

     Electric Utility Industry Restructuring Proposals. The FERC and many state utility commissions are currently studying a number of proposals to restructure the electric utility industry in the United States. Such restructuring would permit utility customers to choose their utility supplier in a competitive electric energy market. The FERC issued a final rule in April 1996 which requires utilities to offer wholesale customers and suppliers open access on utility transmission lines, on a comparable basis to the utilities' own use of the lines. The final rule is subject to rehearing and may become the subject of court litigation. Many utilities have already filed "open access" tariffs. The utilities contend that they should recover from departing customers their fixed costs that will be "stranded" by the ability of their wholesale customers (and perhaps eventually, their retail customers) to choose new electric power suppliers. The FERC final rule endorses the recovery of legitimate and verifiable "stranded costs." These may include the costs utilities are required to pay under many QF contracts which the utilities view as excessive when compared with current market prices. Many utilities are therefore seeking ways to lower these contract prices or rescind the contracts altogether, out of concern that their shareholders will be required to bear all or part of such "stranded" costs. Some utilities have engaged in litigation against QFs to achieve these ends.

     In addition, future United States electric rates may be deregulated in a restructured United States electric utility industry and increased competition may result in lower rates and less profit for United States electricity sellers. Falling electricity prices and uncertainty as to the future structure of the industry is inhibiting United States utilities from entering into long-term power purchase contracts. The effect of any such restructuring on the Company cannot be predicted, although any such restructuring could have a material adverse effect on the Company.

     Litigation and Regulatory Proceedings. From time to time, the Company and its affiliates are parties to litigation and regulatory proceedings. Investors should review the descriptions of such matters contained in the Company's Annual, Quarterly and Current Reports filed with the Commission and incorporated by reference herein. There can be no assurances that the outcome of such matters will not have a material adverse effect on the Company's consolidated financial position.

     Business Subject to Stringent Environmental Regulations. AES's activities are subject to stringent environmental regulation by federal, state, local and foreign governmental authorities. For example, the Clean Air Act Amendments of 1990 impose more stringent standards than those previously in effect, and require states to impose permit fees on certain emissions. Congress and other foreign governmental authorities also may consider proposals to restrict or tax certain emissions. These proposals, if adopted, could impose additional costs on the operation of AES's power plants. There can be no assurance that AES would be able to recover all or any increased costs from its customers or that its business, financial condition or results of operations would not be materially and adversely affected by future changes in domestic or foreign environmental laws and regulations. The Company has made and will continue to make capital and other expenditures to comply with environmental laws and regulations. There can be no assurance that such expenditures will not have a material adverse effect on the Company's financial condition or results of operations.

     Control by Existing Stockholders. As of June 30, 1997, AES's two founders, Roger W. Sant and Dennis W. Bakke, and their immediate families together owned beneficially approximately 24.1% of AES's outstanding Common Stock. As a result of their ownership interests, Messrs. Sant and Bakke may be able to significantly influence or exert control over the affairs of AES, including the election of the Company's directors. As of June 30, 1997, all of AES's officers and directors and their immediate families together owned beneficially approximately 32.5% of AES's outstanding Common Stock. To the extent that they decide to vote together, these stockholders would be able to significantly influence or control the election of AES's directors, the management and policies of AES and any action requiring stockholder approval, including significant corporate transactions.

     Adherence to AES's Principles--Possible Impact on Results of Operations. A core part of AES's corporate culture is a commitment to "shared principles": to act with integrity, to be fair, to have fun and to be socially responsible. The Company seeks to adhere to these principles not as a means to achieve economic success, but because adherence is a worthwhile goal in and of itself. However, if the Company perceives a conflict between these principles and profits, the Company will try to adhere to its principles--even though doing so might result in diminished or foregone opportunities or financial benefits.

     Shares Eligible for Future Sale. Certain credit facilities of AES subsidiaries are secured by the pledge of 34.6 million shares of the AES Common Stock held by a subsidiary of AES. The sale of a substantial number of such shares in the public market upon any foreclosure or otherwise could have an adverse effect on the market price of the AES Common Stock.

     Risk of Fraudulent Transfer. Various fraudulent conveyance laws have been enacted for the protection of creditors and may be applied by a court on behalf of any unpaid creditor or a representative of AES's creditors in a lawsuit to subordinate or avoid Debt Securities in favor of other existing or future creditors of AES. Under applicable provisions of the U.S. Bankruptcy code or comparable provisions of state fraudulent transfer or conveyance laws, if AES at the time of issuance of Debt Securities , (i) incurred such indebtedness with intent to hinder, delay or defraud any present or future creditor of AES or contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (ii) received less than reasonably equivalent value or fair consideration for issuing Debt Securities and AES (a) was insolvent, (b) was rendered insolvent by reason of the issuance of the Debt Securities, (c) was engaged or about to engage in business or a transaction for which the remaining assets of AES constitute unreasonably small capital to carry on its business or (d) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, then, in each case, a court of competent jurisdiction could void, in whole or in part, the Debt Securities. Among other things, a legal challenge of the Debt Securities on fraudulent conveyance grounds may focus on the benefits, if any, realized by AES as a result of the issuance by AES of the Debt Securities.

     The measure of insolvency for purposes of the foregoing will vary depending upon the law applied in such case. Generally, however, AES would be considered insolvent if the sum of its debts, including contingent liabilities, were greater than all of its assets at fair valuation or if the present fair market value of its assets were less than the amount that would be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and mature. There can be no assurance that, after providing for all prior claims, there will be sufficient assets to satisfy the claims of the holders of the Debt Securities.

     Management believes that, for purposes of all such insolvency, bankruptcy and fraudulent transfer or conveyance laws, the Debt Securities are being incurred without the intent to hinder, delay or defraud creditors and for proper purposes and in good faith, and that AES after the issuance of the Debt Securities will be solvent, will have sufficient capital for carrying on its business and will be able to pay its debts as they mature. There can be no assurance, however, that a court passing on such questions would agree with management's view.

     No Prior Public Market--Possible Price Volatility of Debt Securities, Stock Purchase Contracts, Stock Purchase Units and Preferred Stock. Prior to the offering, there has been no public market for the Senior Debt Securities, the Junior Subordinated Debt Securities, the Preferred Stock, the Stock Purchase Contracts and the Stock Purchase Units. There can be no assurance that an active trading market for the Senior Debt Securities, the Junior Subordinated Debt Securities, the Preferred Stock, the Stock Purchase Contracts or the Stock Purchase Units will develop or be sustained. If such a market were to develop, the Senior Debt Securities, the Junior Subordinated Debt Securities, the Preferred Stock, the Stock Purchase Contracts or the Stock Purchase Units could trade at prices that may be higher or lower than their initial offering price depending upon many factors, including prevailing interest rates, the Company's operating results and the markets for similar securities. Historically, the market for non-investment grade debt has demonstrated substantial volatility in the prices of securities similar to the Debt Securities. There can be no assurance that the future market for the Debt Securities will not be subject to similar volatility.

                          DESCRIPTION OF CAPITAL STOCK

     Under the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"), the authorized capital stock of the Company consists of 500,000,000 shares of Common Stock, par value $.01 per share, and 50,000,000 shares of Preferred Stock, no par value.

     The following summary contains a description of certain general terms of the Common Stock and the Preferred Stock to which any Prospectus Supplement may relate. Certain terms of any series of Preferred Stock offered by a Prospectus Supplement will be described in the Prospectus Supplement relating thereto. If so indicated in the Prospectus Supplement, the terms of any series may differ from the terms set forth below. The description of certain material provisions of the Common Stock and the Preferred Stock is subject to and qualified in its entirety by reference to the provisions of the Company's Certificate of Incorporation, and, in the case of the Preferred Stock, to the Certificate of Designation (the "Certificate of Designation") relating to each particular series of Preferred Stock which will be filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such Preferred Stock.

COMMON STOCK

     As of June 30, 1997, there were, after giving effect to the stock split discussed below, 165,309,292 shares of Common Stock outstanding.

     The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors of the Company (the "Board of Directors") out of funds legally available therefor. In the event of the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of the Preferred Stock, if any, then outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable, and any shares of Common Stock in respect of which this Prospectus is being delivered will be fully paid and non-assessable.

     The transfer agent for the Company's Common Stock is First Chicago Trust Company.

PRICE RANGE OF AES COMMON STOCK AND COMMON STOCK DIVIDENDS

     AES Common Stock began trading on the New York Stock Exchange on October 16, 1996 under the symbol "AES." Prior to that date, Common Stock had been quoted on the NASDAQ National Market System ("NASDAQ/NMS") under the symbol "AESC." The following table sets forth for the periods indicated the high and low sale prices for the Common Stock as reported on the NYSE Composite Tape and by NASDAQ/NMS. In July 1997, the Company announced a two for one stock split, in the form of a stock dividend, for holders of record on July 28, 1997 of its Common Stock, par value $.01 per share, which was paid on August 28, 1997. The prices set forth below are adjusted for such stock split.


                                                       HIGH              LOW
                                                    ------------    ------------
1995
----
First Quarter...................................... $     9.88       $    8.00
Second Quarter.....................................       9.63            8.00
Third Quarter......................................      10.81            9.25
Fourth Quarter.....................................      12.00            9.38

                                                       HIGH              LOW
                                                    ------------    ------------

1996
----
First Quarter...................................... $    12.63       $    10.50
Second Quarter.....................................      14.81            11.13
Third Quarter......................................      20.25            13.94
Fourth Quarter.....................................      25.06            19.63


                                                       HIGH              LOW
                                                    ------------    ------------

1997
----
First Quarter...................................... $    34.13       $    22.38
Second Quarter.....................................      37.75            27.50
Third Quarter .....................................      45.25            34.63
Fourth Quarter (through November 6, 1997)..........      49.63            38.94


     No cash dividends have been paid on Common Stock since December 22, 1993 in order to provide capital for the Company's equity investments in projects.

     The Company's ability to declare and pay dividends is dependent, among other things, on the ability of its project subsidiaries to declare and pay dividends (and otherwise distribute cash) to it, the Company's ability to service its parent company debt and the Company's ability to meet certain criteria for paying dividends under its corporate credit facility and under existing indentures of Debt Securities.

     The ability of the Company's subsidiaries to declare and pay dividends and otherwise distribute cash to the Company is subject to certain limitations in the project loans and other documents entered into by such project subsidiaries. Such limitations permit the payment of dividends out of current cash flow for quarterly, semi-annual or annual periods only at the end of such periods and only after payment of principal and interest on project loans due at the end of such periods.

     Cash dividend payments on Common Stock are limited to a certain percentage of cash flow under the Company's corporate credit agreement. The indentures relating to the Company's existing senior subordinated notes preclude the payment of cash dividends if at the time of such payment or after giving effect thereto an event of default (as defined) or an event that, after the giving of notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, if certain fixed charge coverage ratios are not met or if the payment of such dividends, together with other restricted payments, would exceed certain limits.

PREFERRED STOCK

     As of June 30, 1997, there were no shares of Preferred Stock outstanding.

     The Board of Directors has the authority to issue Preferred Stock in one or more classes or series and to fix, by resolution, the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, exchange rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series or the designation of such class or series, without any further action or vote by the stockholders. Preferred Stock, if issued, will not be entitled to any preemptive or similar rights. The applicable Prospectus Supplement will describe the following terms of any Preferred Stock in respect of which the Prospectus is being delivered (to the extent applicable to such Preferred Stock): (i) the specific designation, number of shares, seniority and purchase price; (ii) any liquidation preference per share; (iii) any date of maturity; (iv) any redemption, repayment or sinking fund provisions; (v) any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined); (vi) any voting rights; (vii) if other than the currency of the United States, the currency or currencies including composite currencies in which such Preferred Stock is denominated and/or in which payments will or may be payable; (viii) the method by which amounts in respect of such Preferred Stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation; (ix) whether such Preferred Stock is convertible or exchangeable and, if so, the securities or rights into which such Preferred Stock is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected including conversion or exchange prices or rates, the conversion or exchange period and any other related provisions; (x) the place or places where dividends and other payments on the Preferred Stock will be payable; and (xi) any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

     All shares of Preferred Stock offered hereby, or issuable upon conversion, exchange or exercise of Securities, will, when issued, be fully paid and non-assessable. Any shares of Preferred Stock that are issued would have priority over the Common Stock with respect to dividend or liquidation rights or both.

     The transfer agent for each series of Preferred Stock will be described in the applicable Prospectus Supplement.

DESCRIPTION OF CERTAIN PROVISIONS OF CERTIFICATE OF INCORPORATION AND BY-LAWS

     The Certificate of Incorporation and By-Laws of AES contain several provisions that may make the acquisition of control of AES by means of a tender offer, open market purchases, a proxy fight or otherwise more difficult. Set forth below is a description of certain of these provisions in the Certificate of Incorporation and By-Laws.

     Special Meetings of Stockholders. AES's By-Laws provide that, unless otherwise prescribed by law, special meetings of stockholders may be called by a resolution adopted by a majority of the entire Board of Directors, by the Chairman of the Board or by the President and shall be called by the Chairman of the Board or by the President upon written request of stockholders owning at least 10% of stock entitled to vote. Only such business as shall be specified in the notice of stockholders of the special meeting shall be considered.

     Stockholder Nomination of Directors. AES's By-Laws contain a procedure for stockholder nomination of directors. The By-Laws provide that any record owner of stock entitled to be voted generally in the election of directors may nominate one or more persons for election as a director at a stockholders meeting only if written notice is given to the Secretary of AES of the intent to make such nomination. The notice must be given, with respect to an annual meeting, not later than 90 days in advance of such annual meeting and with respect to a special meeting, not later than the close of business on the seventh day following the earlier of (a) the date on which notice of such special meeting is first given to stockholders and (b) the date on which a public announcement of such meeting is first made. Each notice must include (i) the name and address of each stockholder who intends to appear in person or by proxy to make the nomination and of the person or persons to be nominated; (ii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming them) pursuant to which the nomination is to be made by the stockholder; (iii) such other information regarding each nominee proposed by such stockholder as would have been included in a proxy statement filed pursuant to Rule 14a-8 under the Exchange Act; and
(iv) the consent of each nominee to serve if elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with this procedure.

     The procedure for stockholder nomination of directors described above may have the effect of precluding a nomination for election of directors at a particular meeting if the required procedure is not followed.

     Elimination of Liability; Indemnification. Except as set forth below, the Certificate of Incorporation eliminates the liability of AES's directors to AES or its stockholders for monetary damages resulting from breaches of their fiduciary duties as directors. Directors remain liable for breaches of their duty of loyalty to the Company or its stockholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. The Certificate of Incorporation also does not absolve directors of liability under Section 174 of the Delaware General Corporation Law (the "GCL"), which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions if the unlawful conduct is willful or results from negligence.

     Under AES's By-Laws, and in accordance with Section 145 of the GCL, AES shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action or suit by or in the right of the Company to procure a judgment in its favor, a "derivative action") by reason of the fact that such person is or was a director or officer of or employed by AES, or is or was serving in such capacity or as an agent at the request of the Company for another entity, to the full extent authorized by Delaware law, against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of AES, and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful. AES shall indemnify persons in a derivative action under the same conditions, except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to the Company in the performance of his or her duty. Agents of the Company may be similarly indemnified at the discretion of the Board of Directors.

     Under Section 145 of the GCL, a similar duty of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to AES, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and only for such expenses as the court shall deem proper.

     Pursuant to AES's By-Laws, a person eligible for indemnification may have the expenses incurred in connection with any matter described above paid in advance of a final disposition by AES. However, such advances will only be made upon the delivery of an undertaking by or on behalf of the indemnified person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to indemnification.

     In addition, under AES's By-Laws, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of AES or of another corporation against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not AES would have the power or the obligation to indemnify such person against such liability under the provisions of AES's By-Laws. The Company maintains directors' and officers' insurance.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities may consist of Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities. The Senior Debt Securities will be issued under an indenture (the "Senior Debt Indenture") between The AES Corporation, as issuer, and The First National Bank of Chicago, as trustee. The Senior Subordinated Debt Securities will be issued under an indenture (the "Senior Subordinated Debt Indenture") dated as of July 1, 1996 between The AES Corporation, as issuer, and The First National Bank of Chicago, as trustee. The Junior Subordinated Debt Securities will be issued under an indenture (the "Junior Subordinated Debt Indenture") between The AES Corporation, as issuer, and The First National Bank of Chicago, as trustee. The First National Bank of Chicago, in its capacity as trustee under each of the Indentures, is referred to herein as the "Trustee."

     Copies of the Indentures (or the forms thereof) have been incorporated by reference or included herein as exhibits to the Registration Statement of which this Prospectus is a part and are also available for inspection at the office of the Trustee. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Section references contained herein are applicable to each of the Indentures. The following summaries of certain provisions of the Indentures do not purport to be complete, and where reference is made to particular provisions of the Indentures, such provisions, including definitions of certain terms, are incorporated by reference as a part of such summaries or terms, which are qualified in their entirety by such reference. The Indentures are substantially identical except for provisions relating to subordination.

GENERAL

     None of the Indentures limits the amount of Debt Securities which may be issued thereunder. Each Indenture provides that Debt Securities issuable thereunder may be issued up to the aggregate principal amount which may be authorized from time to time by the Company. Reference is made to the Prospectus Supplement for the following terms of the Debt Securities (to the extent such terms are applicable to such Debt Securities) in respect of which this
Prospectus is being delivered (the "Offered Debt Securities"): (i) the designation, aggregate principal amount and authorized denominations of the Offered Debt Securities; (ii) the date or dates on which the Offered Debt Securities will mature; (iii) the rate or rates per annum at which the Offered Debt Securities will bear interest and the method of calculating such rates, if any; (iv) the dates on which any such interest will be payable and the record dates for any such interest payments; (v) any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability provisions;
(vi) the place where the principal of and interest on the Offered Debt Securities will be payable; (vii) if other than denominations of $1,000 or multiples thereof, the denominations in which the Offered Debt Securities will be issuable; (viii) whether the Offered Debt Securities shall be issued in the form of Global Securities (as defined below) or certificates; (ix) additional provisions, if any, relating to the defeasance of the Offered Debt Securities;
(x) the currency or currencies, if other than the currency of the United States, in which payment of the principal of and interest on the Offered Debt Securities will be payable; (xi) whether the Offered Debt Securities will be issuable in registered form or bearer form ("Bearer Securities") or both and, if Bearer Securities are issuable, any restrictions applicable to the exchange of one form for another and the offer, sale and delivery of Bearer Securities; (xii) any applicable United States federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on Offered Debt Securities held by a person who is not a U.S. Person (as defined in each Prospectus Supplement relating to any particular series of Debt Securities offered thereby) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Offered Debt Securities rather than pay such additional amounts;
(xiii) the dates on which premium, if any, will be payable; (xiv) the right of the Company, if any, to defer payment of interest and the maximum length of such deferral period; (xv) any listing on a securities exchange; (xvi) the initial public offering price; and (xvii) other specific terms, including any additional events of default or covenants provided for with respect to the Offered Debt Securities.

     As described in each Prospectus Supplement relating to any particular series of Debt Securities offered thereby, the Indenture under which such Debt Securities are issued may contain covenants limiting: (i) the incurrence of debt by the Company; (ii) the incurrence of debt by subsidiaries of the Company;
(iii) the making of certain payments by the Company and its subsidiaries; (iv) subsidiary mergers; (v) business activities of the Company and its subsidiaries;

(vi) the issuance of preferred stock of subsidiaries;  (vii) asset dispositions;
(viii)   transactions   with  affiliates;   (ix)  liens;  and  (x)  mergers  and
consolidations involving the Company.

BOOK-ENTRY SYSTEM

     If so specified in any accompanying Prospectus Supplement relating to Debt Securities, Debt Securities of any series may be issued under a book-entry system in the form of one or more global securities (each, a "Global Security"). Each Global Security will be deposited with, or on behalf of, a depositary, which, unless otherwise specified in the accompanying Prospectus Supplement, will be The Depository Trust Company, New York, New York (the "Depositary"). The Global Securities will be registered in the name of the Depositary or its nominee.

     The Depositary has advised the Company that the Depositary is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of which (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Upon the issuance of a Global Security in registered form, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of participants. The accounts to be credited will be designated by the underwriters, dealers, or agents, if any, or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in the Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by such participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary or its nominee is the owner of record of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture under which such Debt Securities are issued. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have the Debt Security represented by such Global Security registered in their names, and will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture under which such Debt Securities are issued. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of record under the applicable Indenture pursuant to which the Debt Securities relating to such Global Security are issued. The Company understands that under existing industry practices, if the Company requests any action of holders or if any owner of a beneficial interest in a Global Security desires to give or take any action which a holder is entitled to give or take under the applicable Indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.

     Payments of principal of, premium, if any, and interest on Debt Securities represented by a Global Security registered in the name of the Depositary or its nominee will be made to such Depositary or such nominee, as the case may be, as the registered owner of such Global Security. None of the Company, the Trustee or any other agent of the

Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Security or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.

     The Company has been advised by the Depositary that the Depositary will credit participants, accounts with payments of principal, premium, if any, or interest on the payment date thereof in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of the Depositary. The Company expects that payments by participants to owners of beneficial interests in the Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

     A Global Security may not be transferred except as a whole by the Depositary to a nominee or successor of the Depositary or by a nominee of the Depositary to another nominee of the Depositary. A Global Security representing all but not part of an offering of Offered Debt Securities hereby is exchangeable for Debt Securities in definitive form of like tenor and terms if
(i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or if at any time the Depositary is no longer eligible to be or in good standing as a clearing agency registered under the Exchange Act, and in either case, a successor depositary is not appointed by the Company within 90 days of receipt by the Company of such notice or of the Company becoming aware of such ineligibility, or (ii) the Company in its sole discretion at any time determines not to have all of the Debt Securities represented in an offering of Offered Debt Securities by a Global Security and notifies the Trustee thereof. A Global Security exchangeable pursuant to the preceding sentence shall be exchangeable for Debt Securities registered in such names and in such authorized denominations as the Depositary for such Global Security shall direct. The Debt Securities of a series may also be issued in the form of one or more bearer global Debt Securities (a "Bearer Global Security") that will be deposited with a common depositary for Euro-clear and CEDEL, or with a nominee for such depositary identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Debt Securities to be represented by a Bearer Global Security will be described in the Prospectus Supplement relating to such series.

SENIOR DEBT SECURITIES

     The payment of principal of, premium, if any, and interest on the Senior Debt Securities will, to the extent and in the manner set forth in the Senior Debt Indenture, rank pari passu with all unsecured and unsubordinated debt of the Company.

SUBORDINATION OF SENIOR SUBORDINATED DEBT SECURITIES

     The payment of principal of, premium, if any, and interest on the Senior Subordinated Debt Securities will, to the extent and in the manner set forth in the Senior Subordinated Debt Indenture, be subordinated in right of payment to the prior payment in full, in cash equivalents, of all Senior Debt.

     Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of the Company, the holders of all Senior Debt will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Senior Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the Senior Subordinated Debt Securities.

     No payments on account of principal, premium, if any, or interest in respect of the Senior Subordinated Debt Securities may be made by the Company if there shall have occurred and be continuing a default in any payment with respect to Senior Debt. In addition, during the continuance of any other event of default (other than a payment default) with respect to Designated Senior Debt pursuant to which the maturity thereof may be accelerated, from and after the date of receipt by the Trustee of written notice from the holders of such Designated Senior Debt or from an agent of such holders, no payments on account of principal, premium, if any, or interest in respect of the Senior Subordinated Debt Securities may be made by the Company for a period (the "Payment Blockage Period") commencing on the date of delivery of such notice and ending 179 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from the holders of such Designated Senior Debt or from an agent of such holders, or such event of default has been cured or waived or has ceased to exist). Only one Payment Blockage Period may be commenced with respect to the Senior Subordinated Debt Securities during any period of 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt initiating such Payment Blockage Period shall be or be made the basis for the commencement of any subsequent Payment Blockage Period by the holders of such Designated Senior Debt, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     By reason of such subordination, in the event of insolvency, funds that would otherwise be payable to holders will be paid to the holders of Senior Debt to the extent necessary to pay the Senior Debt in full, and the Company may be unable to meet fully its obligations with respect to the Senior Subordinated Debt Securities.

     "Debt" is defined to mean, with respect to any person at any date of determination (without duplication), (i) all indebtedness of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such person in respect of letters of credit or bankers' acceptance or other similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations of such person to pay the deferred purchase price of property or services, except trade payables, (v) all obligations of such person as lessee under capitalized leases, (vi) all Debt of others secured by a lien on any asset of such person, whether or not such Debt is assumed by such person; provided that, for purposes of determining the amount of any Debt of the type described in this clause, if recourse with respect to such Debt is limited to such asset, the amount of such Debt shall be limited to the lesser of the fair market value of such asset or the amount of such Debt, (vii) all Debt of others guaranteed by such person to the extent such Debt is guaranteed by such person, (viii) all redeemable stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends and (ix) to the extent not otherwise included in this definition, all obligations of such person under currency agreements and interest rate agreements.

     "Designated Senior Debt" is defined to mean (i) Debt under the Credit Agreement dated as of August 2, 1996 (the "Credit Agreement") among the Company, the Banks named on the signature pages thereof and the Morgan Guaranty Trust Company of New York, as agent for the banks, as such Credit Agreement has been and may be amended, restated, supplemented or otherwise modified from time to time and (ii) Debt constituting Senior Debt which, at the time of its determination, (A) has an aggregate principal amount of at least $30 million and
(B) is specifically designated as "Designated Senior Debt" by the Company.

     "Senior Debt" is defined to mean the principal of (and premium, if any) and interest on all Debt of the Company whether created, incurred or assumed before, on or after the date of the Senior Subordinated Debt Indenture; provided that Senior Debt shall not include (i) the Company's 8.875% Senior Subordinated Debentures due 2027, 8.50% Senior Subordinated Notes due 2007, 8.375% Senior Subordinated Notes Due 2007 and the Company's 10.25% Senior Subordinated Notes due 2006 which rank pari passu with the Senior Subordinated Debt Securities,
(ii) Debt of the Company to any affiliate, (iii) Debt of the Company that, when incurred, and without respect to any election under Section 1111(b) of Title 11, U.S. Code, was without recourse, (iv) any other Debt of the Company which by the terms of the instrument creating or evidencing the same are specifically designated as not being senior in right of payment to the Senior Subordinated Debt Securities and (v) redeemable stock of the Company.

SUBORDINATION OF JUNIOR SUBORDINATED DEBT SECURITIES

     The payment of principal of, premium, if any, and interest on the Junior Subordinated Debt Securities will, to the extent and in the manner set forth in the Junior Subordinated Debt Indenture, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all Senior and Subordinated Debt of the Company.

     Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of the Company, the holders of all Senior and Subordinated Debt will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Junior Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the Junior Subordinated Debt Securities.

     No payments on account of principal, premium, if any, or interest in respect of the Junior Subordinated Debt Securities may be made by the Company if there shall have occurred and be continuing a default in any payment with respect to Senior and Subordinated Debt. In addition, during the continuance of any other event of default (other than a payment default) with respect to Designated Senior and Subordinated Debt pursuant to which the maturity thereof may be accelerated, from and after the date of receipt by the Trustee of written notice from holders of such Designated Senior and Subordinated Debt or from an agent of such holders, no payments on account of principal, premium, if any, or interest may be made by the Company during a Payment Blockage Period in respect of such Junior Subordinated Debt Securities (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from the holders of such Designated Senior and Subordinated Debt or from an agent of such holders, or such event of default has been cured or waived or has ceased to exist). Only one Payment Blockage Period may be commenced with respect to the Junior Subordinated Debt Securities during any period of 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior and Subordinated Debt initiating such Payment Blockage Period shall be or be made the basis for the commencement of any subsequent Payment Blockage Period by the holders of such Designated Senior and Subordinated Debt, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     By reason of such subordination, in the event of insolvency, funds that would otherwise be payable to holders of Junior Subordinated Debt Securities will be paid to the holders of Senior and Subordinated Debt of the Company to the extent necessary to pay such Debt in full, and the Company may be unable to meet fully its obligations with respect to the Junior Subordinated Debt Securities.

     "Designated Senior and Subordinated Debt" is defined to mean (i) Debt under the Credit Agreement and (ii) Debt constituting Senior and Subordinated Debt which, at the time of its determination, (A) has an aggregate principal amount of at least $30 million and (B) is specifically designated in the instrument as "Designated Senior and Subordinated Debt" by the Company.

     "Senior and Subordinated Debt" is defined to mean the principal of (and premium, if any) and interest on all Debt of the Company whether created, incurred or assumed before, on or after the date of the Junior Subordinated Debt Indenture; provided that such Senior and Subordinated Debt shall not include (i) Debt of the Company to any affiliate, (ii) Debt of the Company that, when incurred and without respect to any election under Section 1111(b) of Title 11, U.S. Code, was without recourse, (iii) any other Debt of the Company which by the terms of the instrument creating or evidencing the same are specifically designated as not being senior in right of payment to the Junior Subordinated Debt Securities, and in particular the Junior Subordinated Debt Securities shall rank pari passu with all other debt securities and guarantees issued to an AES Trust or any other trust, partnership or other entity affiliated with the Company which is a financing vehicle of the Company in connection with an issuance of preferred securities by such financing entity, and (iv) redeemable stock of the Company.

EVENTS OF DEFAULT

     An Event of Default, as defined in each of the Indentures and applicable to Debt Securities issued under such Indenture, will occur with respect to the Debt Securities of any series issued under such Indenture if: (i) the Company defaults in the payment of principal of (or premium, if any, on) any Debt Security of such series issued under such Indenture when the same becomes due and payable at maturity, upon acceleration, redemption, mandatory repurchase, or otherwise; (ii) the Company defaults in the payment of interest on any Debt Security of such series issued under such Indenture when the same becomes due and payable, and such default continues for a period of 30 days; (iii) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in such Indenture with respect to the Debt Securities of any series issued under such Indenture and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or by the holders (as defined in the Indenture) of 25% or more in aggregate principal amount of the Debt Securities of all series issued under such Indenture; (iv) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any of its subsidiaries in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of the Company or any of its subsidiaries or for all or substantially all of the property and assets of the Company or any of its subsidiaries or (C) the winding up or liquidation of the affairs of the Company or any of its subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; (v) the Company or any of its subsidiaries (A) commences a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of the Company or any of its subsidiaries or for all or substantially all of the property and assets of the Company or any of its subsidiaries or (C) effects any general assignment for the benefit of creditors; (vi) any other Events of Default set forth in the applicable Prospectus Supplement occur.

     If an Event of Default (other than an Event of Default  specified in clause
(iv) or (v) above that occurs with respect to the Company) occurs with respect to the Debt Securities of any series issued under an Indenture, and if such Event of Default is continuing under such Indenture, then, and in each and every such case, except for any series of Debt Securities issued under such Indenture the principal of which shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of any such series issued under such Indenture (each such series voting as a separate class) by written notice to the Company (and to the Trustee if such notice is given by the holders (the "Acceleration Notice")), may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued interest on the Debt Securities of such series to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. If an Event of Default specified in clause (iv) or (v) above occurs with respect to the Company, the principal of, premium, if any, and accrued interest on the Debt Securities then outstanding under each of the Indentures shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder. The holders of at least a majority in principal amount of the outstanding Debt Securities of any series under an Indenture may, by written notice to the Company and to the Trustee, waive all past defaults with respect to Debt Securities of such series and rescind and annul a declaration of acceleration with respect to Debt Securities of such series and its consequences if (i) all existing Events of Default applicable to Debt Securities of such series, other than the nonpayment of the principal of, premium, if any, and interest on the Debt Securities that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "--Modification and Waiver."

     The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series under an Indenture may direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the applicable Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of Debt Securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of Debt Securities of such series. A holder may not pursue any remedy with respect to the applicable Indenture or the Debt Securities of any series issued under such Indenture unless: (i) the holder gives the Trustee written notice of a continuing Event of Default; (ii) the holders of at least 25% in aggregate principal amount of outstanding Debt Securities of such series make a written request to the Trustee to pursue the remedy; (iii) such holder or holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any holder of a Debt Security to receive payment of the principal of, premium, if any, or interest on, such Debt Security or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Debt Securities, which right shall not be impaired or affected without the consent of the holder.

     Each of the Indentures requires that certain officers of the Company certify, on or before a date not more than four months after the end of each fiscal year, that to the best of such officers, knowledge, the Company has fulfilled all its obligations under such Indenture. The Company is also obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under any of the Indentures.

MODIFICATION AND WAIVER

     Each of the Indentures provides that the Company and the Trustee may amend or supplement such Indenture or the Debt Securities of any series issued under such Indenture without notice to or the consent of any holder: (i) to cure any ambiguity, defect, or inconsistency in such Indenture; provided that such amendments or supplements shall not adversely affect the interests of the holders in any material respect; (ii) to comply with the terms in "Restriction on Mergers, Consolidations and Sales of Assets" described below; (iii) to comply with any requirements of the Commission in connection with the qualification of such Indenture under the Trust Indenture Act of 1939, as amended; (iv) to evidence and provide for the acceptance of appointment with respect to the Debt Securities of any or all series issued under such Indenture by a successor Trustee; (v) to establish the form or forms of Debt Securities of any series issued under such Indenture or of the coupons pertaining to such Debt Securities as permitted by such Indenture; (vi) to provide for uncertificated Debt Securities and to make all appropriate changes for such purpose; and (vii) to make any change that does not materially and adversely affect the rights of any holder.

     Each of the Indentures also provides that modifications and amendments of such Indenture may be made by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of each series issued under such Indenture affected thereby (each series voting as a separate class); provided, however, that no such modification or amendment may, without the consent of each holder affected thereby, (i) change the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, any Debt Security issued under such Indenture, (ii) reduce the principal amount of, or premium, if any, or interest on, any Debt Security issued under such Indenture, (iii) reduce the above-stated percentage of outstanding Debt Securities issued under such Indenture the consent of whose holders is necessary to modify or amend such Indenture with respect to the Debt Securities of any series issued under such Indenture, (iv) reduce the percentage or aggregate principal amount of outstanding Debt Securities of any series issued under the Indenture the consent of whose holders is necessary for waiver of compliance with certain provisions of such Indenture or for waiver of certain defaults. A supplemental indenture which changes or eliminates any covenant or other provision of an Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities issued under such Indenture, or which modifies the rights of holders of Debt Securities of such series with respect to such covenant or provision, shall be deemed not to affect the rights under the applicable Indenture of the holders of Debt Securities of any other series issued under such Indenture or of the coupons appertaining to such Debt Securities. It shall not be necessary for the consent of the holders under this section of an Indenture to approve the particular form of any proposed amendment, supplement, or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement, or waiver under this section of an Indenture becomes effective, the Company shall give to the holders affected thereby a notice briefly describing the amendment, supplement, or waiver. The Company will mail supplemental indentures to holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

RESTRICTION ON MERGERS, CONSOLIDATIONS AND SALES OF ASSETS

     Pursuant to the Indentures, the Company may not consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially an entirety in one transaction or a series of related transactions), to any Person (as defined in the Indentures) unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which properties and assets of the Company are transferred shall be a solvent corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume in writing all the obligations of the Company under the Notes, (ii) immediately after giving effect to such transaction no Event of Default or event or condition which through the giving of notice or lapse of time or both would become an Event of Default shall have occurred and be continuing and (iii) such other conditions as may be established in connection with the issuance of the applicable Debt Securities.

DEFEASANCE AND DISCHARGE

     Each of the Indentures provides that the Company shall be deemed to have paid and shall be discharged from any and all obligations in respect of the Debt Securities of any series issued under such Indenture on the 123rd day after the deposit referred to below has been made, and the provisions of such Indenture will no longer be in effect with respect to the Debt Securities of such series issued thereunder (except for, among other matters, certain obligations to register the transfer or exchange of the Debt Securities of such series, to replace stolen, lost or mutilated Debt Securities of such series, to maintain paying agencies and to hold monies for payment in trust) if, among other things,
(A) the Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof, in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the applicable Debt Securities, on the due date thereof or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be, in accordance with the terms of such Indenture and the applicable Debt Securities, (B) the Company has delivered to the Trustee (i) either (x) an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law or related treasury regulations after the date of such Indenture that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel and (ii) an opinion of counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law, (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which the Company is bound, (D) the Company is not prohibited from making payments in respect of the applicable Debt Securities by the subordination provisions contained in such Indenture and (E) if at such time the applicable Debt Securities are listed on a national securities exchange, the Company has delivered to the Trustee an opinion of counsel to the effect that such Debt Securities will not be delisted as a result of such deposit, defeasance and discharge.

     As more fully described in the Prospectus Supplement, each of the Indentures also provides for defeasance of certain covenants.

                     DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

     AES may issue Stock Purchase Contracts, representing contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock at a future date or dates. The price per share of Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units ("Stock Purchase Units") consisting of a Stock Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require AES to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

     The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the Prospectus Supplement will not purport to be complete and will be qualified in its entirety by reference to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.

                              PLAN OF DISTRIBUTION

     The Company may sell the Offered Securities in any of three ways (or in any combination thereof): (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement with respect to any Offered Securities will set forth the terms of the offering of such Offered Securities, including the name or names of any underwriters, dealers or agents and the respective amounts of such Offered Securities underwritten or purchased by each of them, the initial public offering price of such Offered Securities and the proceeds to the Company from such sale, any discounts, commissions or other items constituting compensation from the Company and any discounts, commissions or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Offered Securities may be listed. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in the sale of any Offered Securities, such Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Offered Securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase such Offered Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such Offered Securities if any are purchased.

     Offered Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the Prospectus Supplement, the Company will authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

     Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.


                                  LEGAL MATTERS

     The legality of the Securities offered hereby will be passed upon for the Company by Davis Polk & Wardwell, New York, New York.


                                     EXPERTS

     The financial statements as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 incorporated by reference in this Prospectus from the Company's Current Report on Form 8-K filed November 6, 1997 and the related financial statement schedules incorporated by reference in the Registration Statement from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Companhia Energetica de Minas Gerais -- CEMIG for the years ended December 31, 1996 and 1995, prepared in accordance with accounting principles generally accepted in Brazil, incorporated by reference in this Prospectus from Item 7 of the Current Report on Form 8-K of The AES Corporation filed July 16, 1997, have been audited by Price Waterhouse Auditores Independentes, Belo Horizonte, Brazil, independent accountants, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

======================================  ======================================
NO PERSON HAS BEEN  AUTHORIZED TO GIVE
ANY   INFORMATION   OR  TO  MAKE   ANY
REPRESENTATIONS,   OTHER   THAN  THOSE
CONTAINED OR INCORPORATED BY REFERENCE
IN THIS  PROSPECTUS OR ANY  PROSPECTUS
SUPPLEMENT,  IN  CONNECTION  WITH  ANY              $1,500,000,000
OFFERING  CONTEMPLATED HEREBY, AND, IF
GIVEN OR  MADE,  SUCH  INFORMATION  OR
REPRESENTATIONS  MUST  NOT  BE  RELIED
UPON AS HAVING BEEN  AUTHORIZED BY THE
COMPANY,  ANY  UNDERWRITER,  AGENT  OR
DEALER.  NEITHER THE  DELIVERY OF THIS
PROSPECTUS    OR    ANY     PROSPECTUS            THE AES CORPORATION
SUPPLEMENT NOR ANY SALE MADE HEREUNDER
OR   THEREUNDER    SHALL   UNDER   ANY
CIRCUMSTANCES  CREATE ANY  IMPLICATION
THAT  THERE  HAS BEEN NO CHANGE IN THE
AFFAIRS OF THE COMPANY  SINCE THE DATE
HEREOF  OR   THEREOF.   NEITHER   THIS              DEBT SECURITIES
PROSPECTUS    NOR    ANY    PROSPECTUS               COMMON STOCK
SUPPLEMENT  SHALL  CONSTITUTE AN OFFER              PREFERRED STOCK
TO SELL OR A SOLICITATION  OF AN OFFER         STOCK PURCHASE CONTRACTS
TO BUY ANY SECURITIES BY ANYONE IN ANY           STOCK PURCHASE UNITS
JURISDICTION  IN WHICH  SUCH  OFFER OR
SOLICITATION  IS NOT  AUTHORIZED OR IN
WHICH THE PERSON  MAKING SUCH OFFER OR
SOLICITATION IS NOT QUALIFIED TO DO SO
OR  TO  ANY   PERSON  TO  WHOM  IT  IS
UNLAWFUL   TO  MAKE   SUCH   OFFER  OR
SOLICITATION.
                                                -----------------------
        -----------------------
                                                      PROSPECTUS
           TABLE OF CONTENTS
                                  PAGE          -----------------------
Available Information.............  1
Incorporation of Certain
   Information by Reference.......  1
Use of Proceeds...................  2
Ratios of Earnings to Fixed
   Charges........................  2
The Company.......................  3
Risk Factors......................  5
Description of Capital Stock...... 11
Description of Debt Securities.... 15
Description of Stock Purchase
   Contracts and Stock Purchase
   Units.......................... 24
Plan of Distribution.............. 25
Legal Matters..................... 25
Experts........................... 25                   , 1997
======================================  ======================================

                  SUBJECT TO COMPLETION, DATED NOVEMBER 7, 1997

PROSPECTUS


[LOGO]

THE AES CORPORATION
$1,500,000,000

JUNIOR SUBORDINATED DEBT SECURITIES

AES TRUST III

AES TRUST IV

AES TRUST V

PREFERRED TRUST SECURITIES FULLY AND UNCONDITIONALLY GUARANTEED AS SET FORTH HEREIN BY THE AES CORPORATION

     The AES Corporation (the "Company" or "AES") may from time to time offer, together or separately unsecured junior subordinated securities (the "Junior Subordinated Debt Trust Securities") consisting of debentures, notes or other evidences of indebtedness in one or more series and in amounts, at prices and on terms to be determined at or prior to the time of any such offering. The Junior Subordinated Debt Trust Securities when issued will be unsecured obligations of the Company. The Company's obligations under the Junior Subordinated Debt Trust Securities will be subordinate and junior in right of payment to all Senior and Subordinated Debt (as defined herein) of the Company.

     SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.


                             -----------------------


      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                             -----------------------


      AES Trust III, AES Trust IV and AES Trust V (collectively, the "AES Trusts"), each a statutory business trust formed under the laws of the State of Delaware, may offer and sell, from time to time, preferred trust securities representing undivided beneficial interests in the assets of the respective AES Trust (the "Preferred Securities" and, together with the Junior Subordinated Debt Trust Securities, the

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

"Securities"). The Preferred Securities may be offered in amounts, at prices and on terms to be determined at or prior to the time of any such offering. The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of each of the AES Trusts out of moneys held by the Property Trustee (as defined herein) of each of the AES Trusts, and payments on liquidation of each AES Trust and on redemption of Preferred Securities of such AES Trust, will be guaranteed by the Company fully and unconditionally as described herein (each such guarantee, a "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees." The Company's obligation under each Preferred Securities Guarantee is an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, including the Junior Subordinated Debt Trust Securities, except those made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock. Junior Subordinated Debt Trust Securities may be issued and sold from time to time in one or more series by the Company to an AES Trust, or a trustee of such trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such AES Trust. The Junior Subordinated Debt Trust Securities purchased by an AES Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such AES Trust, upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

     Specific terms of the Junior Subordinated Debt Trust Securities and Preferred Securities in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in a Prospectus Supplement with respect to such Offered Securities, which will describe, without limitation and where applicable, the following: (i) in the case of Junior Subordinated Debt Trust
Securities, the specific designation, aggregate principal amount, authorized denomination, maturity, premium, if any, exchangeability, redemption, conversion, prepayment or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, method, if any, of calculating interest payments, and dates for payment thereof, dates on which premium, if any, will be payable, the right of the Company, if any, to defer payment of interest on the Junior Subordinated Debt Trust Securities and the maximum length of such deferral period, the public offering price, any listing on a securities exchange and other specific terms of the offering; and (ii) in the case of Preferred Securities, the specific designation, number of securities, liquidation amount per security, initial public offering price, and any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, voting rights (if any), terms for any conversion or exchange into other securities, any redemption or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Junior Subordinated Debt Trust Securities of the Company. Unless otherwise indicated in the Prospectus Supplement, the Company does not intend to list any of the Offered Securities on a national securities exchange.

     Any Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States federal income tax considerations, if applicable, to the Offered Securities. By separate prospectus, the form of which is included in the Registration Statement of which this Prospectus is a part, the Company may offer from time to time debt securities or preferred stock. The aggregate initial public offering price of the securities to be offered by this Prospectus and such other prospectus shall not exceed $1,500,000,000.

     The Offered Securities may be offered directly, through agents designated from time to time, through dealers or through underwriters. Such agents or underwriters may act alone or with other agents or underwriters. See "Plan of Distribution." Any such agents, dealers or underwriters will be set forth in a Prospectus Supplement. If an agent of the Company and/or any AES Trust, or a dealer or underwriter is involved in the offering of the Offered Securities, the agent's commission, dealer's purchase price, underwriter's discount and net proceeds to the Company, as the case may be, will be set forth in, or may be calculated from, the Prospectus Supplement. Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933.

     This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

     The date of this Prospectus is                  , 1997.

                              AVAILABLE INFORMATION

     The AES Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy and information statements and other information may be inspected without charge and copied at the public reference facilities maintained by the Commission at its principal offices at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials also can be obtained at prescribed rates from the Public Reference Section of the Commission at the principal offices of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.
20549. Such material may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby (including all amendments and supplements thereto, the "Registration Statement"). This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits filed thereto, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities and regional and other offices referred to above.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates in this Prospectus by reference thereto and makes a part hereof the following documents, heretofore filed with the Commission pursuant to the Exchange Act: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997; (iv) the Company's Current Reports on Form 8-K filed on filed on November 6, 1997, October 24, 1997, August 18, 1997, July 16, 1997, July 15, 1997, July 14, 1997, July 3,
1997, March 24, 1997, March 13, 1997, February 19, 1997 and January 30, 1997 and
the Company's Current Report on Form 8-K/A filed on August 5, 1997.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to termination of the offering being made hereby shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the Registration Statement of which it is a part to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or such Registration Statement.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Requests for such copies should be directed to William R. Luraschi, General Counsel and Secretary, The AES Corporation, 1001 North 19th Street, Arlington, Virginia 22209, telephone (703) 522-1315.

                                 USE OF PROCEEDS

     Unless otherwise set forth in the applicable Prospectus Supplement, proceeds from the sale of the Junior Subordinated Debt Trust Securities will be used by the Company for general corporate purposes and initially may be temporarily invested in short-term securities.

     Each AES Trust will use all proceeds received from the sale of its Trust Securities to purchase Junior Subordinated Debt Trust Securities from the Company.


                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges.


                                                                       YEAR ENDED DECEMBER 31,
                                                         -----------------------------------------------   SIX MONTHS
                                                                                                              ENDED
                                                               1992    1993     1994     1995      1996   JUNE 30, 1997
                                                         --------------------------------------------------------------
Ratio of earnings to fixed charges .....................       1.37    1.62     2.08     2.18      1.83       1.71

     For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and minority interest, plus fixed charges, less capitalized interest, less excess of earnings over dividends of less-than-fifty-percent-owned companies. Fixed charges consist of interest (including capitalized interest) on all indebtedness, amortization of debt discount and expense and that portion of rental expense which the Company believes to be representative of an interest factor. A statement setting forth the computation of the above ratios of earnings to fixed charges is on file as an exhibit to the Registration Statement of which this Prospectus is a part.

     During the period from January 1, 1992 until June 30, 1997, no shares of Preferred Stock were issued or outstanding, and during that period the Company did not pay any Preferred Stock dividends.

                                   THE COMPANY

     AES is a global power company committed to supplying electricity to customers world-wide in a socially responsible way. The Company was one of the original entrants in the independent power market and today is one of the world's largest independent power companies, based on net equity ownership of generating capacity (in megawatts) in operation or under construction. AES markets power principally from electricity generating facilities that it develops, acquires, owns and operates.

     Over the last five years, the Company has experienced significant growth. This growth has resulted primarily from the development and construction of new plants ("greenfield development") and also from the acquisition of existing generating plants and distribution companies, through competitively bid privatization initiatives outside of the United States or negotiated acquisitions. Since 1992, the Company's total generating capacity in megawatts has grown from 1,829 MW to 18,538 MW (an increase of 914%), with the total number of plants in operation increasing from eight to 74. Additionally, the Company's total revenues have increased at a compound annual growth rate of 20% from $401 million in 1992 to $835 million in 1996, while net income has increased at a compound annual growth rate of 22% from $56 million to $125 million over the same period.

     AES  operates  and owns  (entirely or in part),  through  subsidiaries  and affiliates, power plants in ten countries with a capacity of approximately 18,538 MW (including 4,000 MW attributable to Ekibastuz which currently has a capacity factor of approximately 20%). AES is also constructing nine additional power plants in seven countries with a capacity of approximately 4,921 MW. The Company's total ownership in plants in operation and under construction aggregates approximately 23,459 MW and its net equity ownership in such plants is approximately 11,882 MW. In addition, AES has numerous projects in advanced stages of development, including seven projects with design capacity of approximately 3,398 MW that have executed or been awarded power sales agreements.

     The Company is also engaged (entirely or in part) in electric power distribution businesses in Latin America through its subsidiaries and affiliates. These subsidiaries and affiliates serve approximately eight million commercial, industrial and residential customers using approximately 63,000 gigawatt hours per year.

     As a result of the Company's significant growth in recent years, the Company's operations have become more diverse with regard to both geography and fuel source and it has reduced its dependence upon any single project or customer. During 1996, four of the Company's projects individually contributed more than 10% of the Company's total revenues, Shady Point which represented approximately 20%, San Nicolas which represented approximately 16%, Thames which represented approximately 16% and Barbers Point which represented approximately 15%.


                                     OUTLOOK

     The global trend of electricity market restructuring has created significant new business opportunities for companies like AES. Both domestic and international electricity markets are being restructured and there is a trend away from government-owned electricity systems toward deregulated, competitive market structures. Many countries have rewritten their laws and regulations to allow foreign investment and private ownership of electricity generation, transmission or distribution systems. Some countries have or are in the process of "privatizing" their electricity systems by selling all or part of such systems to private investors. With 69 of its operating plants and distribution companies having been acquired or commenced commercial operations since 1992, AES has been an active participant in both the international privatization process and the development process. The Company is currently pursuing over 90 projects including acquisitions, the expansion of existing plants and new projects.

     AES believes that there is significant demand for both new and more efficiently operated electric generating capacity in many regions around the world. In an effort to further grow and diversify the Company's portfolio of electric generating plants, AES is pursuing, through its integrated divisions, additional greenfield developments and acquisitions in many countries. Several of these acquisitions, if consummated, would require the Company to obtain substantial additional financing, in the form of both debt and equity financing, in the short term.


                                    STRATEGY

     The Company's strategy in helping meet the world's need for electricity is to participate in competitive power markets as they develop either by greenfield development or by acquiring and operating existing facilities or distribution systems in these markets. The Company generally operates electric generating facilities that utilize natural gas, coal, oil, hydro power, or combinations thereof. In addition, the Company participates in the electric power distribution and retail supply businesses in certain limited instances, and will continue to review opportunities in such markets in the future.

     Other elements of the Company's strategy include:

          o   Supplying energy to customers at the lowest cost possible,  taking
              into  account  factors  such  as  reliability  and   environmental
              performance;

          o Constructing or acquiring projects of a relatively large size (generally larger than 100 MW);

          o When available, entering into power sales contracts with electric utilities or other customers with significant credit strength; and

          o   Participating  in electric  power  distribution  and retail supply
              markets   that   grant    concessions   with   long-term   pricing
              arrangements.

     The Company also strives for operating excellence as a key element of its strategy, which it believes it accomplishes by minimizing organizational layers and maximizing company-wide participation in decision-making. AES has attempted to create an operating environment that results in safe, clean and reliable electricity generation. Because of this emphasis, the Company prefers to operate all facilities which it develops or acquires; however, there can be no assurance that the Company will have operating control of all of its facilities.

     Where possible, AES attempts to sell electricity under long-term power sales contracts. The Company attempts, whenever possible, to structure the revenue provisions of such power sales contracts such that changes in the cost components of a facility (primarily fuel costs) correspond, as effectively as possible, to changes in the revenue components of the contract. The Company also attempts to provide fuel for its operating plants generally under long-term supply agreements, either through contractual arrangements with third parties or, in some instances, through acquisition of a dependable source of fuel.

     As electricity markets become more competitive, it may be more difficult for AES (and other power generation companies) to obtain long-term power sales contracts. In markets where long-term contracts are not available, AES will pursue methods to hedge costs and revenues to provide as much assurance as possible of a project's profitability. In these situations, AES might choose to purchase a project with a partial hedge or with no hedge, with the strategy that its diverse portfolio of projects provides some hedge to the increased volatility of the project's earnings and cash flow. Additionally, AES may choose not to participate in these markets.

     The Company attempts to finance each domestic and foreign plant primarily under loan agreements and related documents which, except as noted below, require the loans to be repaid solely from the project's revenues and provide that the repayment of the loans (and interest thereon) is secured solely by the capital stock, physical assets, contracts and cash flow of that plant subsidiary or affiliate. This type of financing is generally referred to as "project financing." The lenders under these project financing structures cannot look to AES or its other projects for repayment, unless such entity explicitly agrees to undertake liability. AES has explicitly agreed to undertake certain limited obligations and contingent liabilities, most of which by their terms will only be effective or will be terminated upon the occurrence of future events. In certain circumstances, the Company may incur indebtedness which is recourse to the Company or to more than one project.

                                  RISK FACTORS

     Purchasers of the Securities should read this entire Prospectus carefully. Ownership of the Securities involves certain risks. The following factors should be considered carefully in evaluating AES and its business before purchasing the Securities offered by this Prospectus.

     Leverage and Subordination. The Company and its subsidiaries had approximately $4.1 billion of outstanding indebtedness at June 30, 1997. As a result of the Company's level of debt, the Company might be significantly limited in its ability to meet its debt service obligations, to finance the acquisition and development of additional projects, to compete effectively or to operate successfully under adverse economic conditions. As of June 30, 1997, the Company had a consolidated ratio of total debt to total book capitalization (including current debt) of approximately 75%.

     The Junior Subordinated Debt Trust Securities will be subordinated to all Senior and Senior Subordinated Debt including, but not limited to, the Company's current $425 million credit facility debt. The obligations of AES under the Preferred Securities Guarantee are subordinate and junior in right of payment to all liabilities of AES and pari passu in right of payment with the most senior preferred stock issued, from time to time, if any, by AES. As of June 30, 1997, the Company had approximately $911 million in aggregate principal amount of Senior and Senior Subordinated Debt.

     Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior and Senior Subordinated Debt will first be entitled to receive payment in full of all amounts due or to become due under all Senior and Subordinated Debt before the holders of the Junior Subordinated Debt Trust Securities will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on such Junior Subordinated Debt Trust Securities. No payments on account of principal, premium, if any, or interest in respect of the Junior Subordinated Debt Trust Securities may be made if there shall have occurred and be continuing a default in any payment under any Senior and Senior Subordinated Debt or during certain periods when an event of default under certain Senior and Subordinated Debt permits the lenders thereunder to accelerate the maturing of such Senior and Senior Subordinated Debt. See "Description of Junior
Subordinated Debt Trust Securities--Subordination." The Preferred Securities will rank subordinate and junior in right of payment to all other liabilities of the Company, including the Junior Subordinated Debt Trust Securities, except those made pari passu by their terms and (ii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock. See "Description of the Preferred Securities Guarantees--Status of the Preferred Securities Guarantees."

     The Junior Subordinated Debt Trust Securities will be effectively subordinated to the indebtedness and other obligations (including trade payables) of the Company's subsidiaries. At June 30, 1997, the indebtedness and obligations of the Company's subsidiaries aggregated approximately $3.3 billion. The ability of the Company to pay principal of, premium, if any, and interest on the Junior Subordinated Debt Trust Securities will be dependent upon the receipt of funds from its subsidiaries by way of dividends, fees, interest, loans or otherwise. There are no terms in the Junior Subordinated Debt Trust Securities, the Preferred Securities or the Preferred Securities Guarantee that limit the Company's or its subsidiaries' ability to incur additional indebtedness. Most of the Company's subsidiaries with interests in power generation facilities currently have in place arrangements that restrict their ability to make distributions to the Company by way of dividends, fees, interest, loans or otherwise. The Company's subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Junior Subordinated Debt Trust Securities or the Preferred Securities or to make any funds available therefor, whether by dividends, loans or other payments, and do not guarantee the payment of interest on or principal of the Junior Subordinated Debt Trust Securities or the Preferred Securities. Any right of the Company to receive any assets of any of its subsidiaries upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of the Company (and the consequent right of the holders of the Junior Subordinated Debt Trust Securities and the Preferred Securities to participate in the distribution of, or to realize proceeds from, those assets) will be effectively subordinated to the claims of any such subsidiary's creditors (including trade creditors and holders of debt issued by such subsidiary).

The Company currently conducts substantially all of its operations through its subsidiaries. See "Description of the Preferred Securities Guarantees--Status of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Debt Securities--Subordination."

     Doing Business Outside the United States. The Company's involvement in the development of new projects and the acquisition of existing plants in locations outside the United States is increasing and most of the Company's current development and acquisition activities are for projects and plants outside the United States. The Company, through subsidiaries and joint ventures, has ownership interests in 76 power plants outside the United States in operation or under construction. Thirty-nine of such power plants are located in Brazil; nine in the People's Republic of China; seven in Kazakhstan; six in Argentina; five in the United Kingdom; three in Hungary; two in each of Australia and Pakistan; and one in each of the Netherlands, Canada and the Dominican Republic.

     The financing, development and operation of projects outside the United States entail significant political and financial uncertainties (including, without limitation, uncertainties associated with first-time privatization efforts in the countries involved, currency exchange rate fluctuations, currency repatriation restrictions, currency convertibility, political instability, civil unrest, and expropriation) and other credit quality, liquidity or structuring issues that have the potential to cause substantial delays in respect of or material impairment of the value of the project being developed or operated, which AES may not be capable of fully insuring or hedging against. The ability to obtain financing on a commercially acceptable non-recourse basis in developing nations may also require higher investments by the Company than historically have been the case. In addition, financing in countries with less than investment grade sovereign credit ratings may also require substantial participation by multilateral financing agencies. There can be no assurance that such financing can be obtained when needed.

     The uncertainty of the legal environment in certain countries in which the Company, its subsidiaries and its affiliates are or in the future may be developing, constructing or operating could make it more difficult for the Company to enforce its respective rights under agreements relating to such projects. In addition, the laws and regulations of certain countries may limit the Company's ability to hold a majority interest in some of the projects that it may develop or acquire. International projects owned by the Company may, in certain cases, be expropriated by applicable governments. Although AES may have legal recourse in enforcing its rights under agreements and recovering damages for breaches thereof, there can be no assurance that any such legal proceedings will be successful.

     Competition. The global power production market is characterized by numerous strong and capable competitors, many of whom may have extensive and diversified developmental or operating experience (including both domestic and international experience) and financial resources similar to or greater than the Company. Further, in recent years, the power production industry has been characterized by strong and increasing competition with respect to both obtaining power sales agreements and acquiring existing power generation assets. In certain markets, these factors have caused reductions in prices contained in new power sales agreements and, in many cases, have caused higher acquisition prices for existing assets through competitive bidding practices. The evolution of competitive electricity markets and the development of highly efficient gas-fired power plants have also caused, or are anticipated to cause, price pressure in certain power markets where the Company sells or intends to sell power. There can be no assurance that the foregoing competitive factors will not have a material adverse effect on the Company.

     Development Uncertainties. The majority of the projects that AES develops are large and complex and the completion of any such project is subject to substantial risks. Development can require the Company to expend significant sums for preliminary engineering, permitting, legal and other expenses in preparation for competitive bids which the Company may not win or before it can be determined whether a project is feasible, economically attractive or capable of being financed. Successful development and construction is contingent upon, among other things, negotiation on terms satisfactory to the Company of engineering, construction, fuel supply and power sales contracts with other project participants, receipt of required governmental permits and consents and timely implementation and satisfactory completion of construction. There can be no assurance that AES will be able to obtain new power sales contracts, overcome local opposition, if any, obtain the necessary site agreements, fuel supply and ash disposal agreements, construction contracts, steam sales contracts, licenses and certifications, environmental and other permits and financing commitments necessary for the successful development of its projects. There can be no assurance that development efforts on any particular project, or the Company's efforts generally, will be successful. If these development efforts are not successful, the Company may abandon a project under development. At the time of abandonment, the Company would expense all capitalized development costs incurred in connection therewith and could incur additional losses associated with any related contingent liabilities. The future growth of the Company is dependent, in part, upon the demand for significant amounts of additional electrical generating capacity and its ability to obtain contracts to supply portions of this capacity. Any material unremedied delay in, or unsatisfactory completion of, construction of the Company's projects could, under certain circumstances, have an adverse effect on the Company's ability to meet its obligations, including the payment of principal of, premium, if any and interest on Debt Securities. The Company also is faced with certain development uncertainties arising out of doing business outside of the United States. See "--Doing Business Outside the United States."

     Risks Associated with Acquisitions. The Company has achieved a significant portion of its growth through acquisitions and expects that it will continue to grow, in part, through acquisitions. During 1997 alone the Company consummated several major acquisitions in which the Company invested an aggregate of $1.9 billion (excluding non-recourse debt). Although each of the acquired businesses had a significant operating history at the time of its acquisition by the Company, the Company has a limited history of owning and operating these businesses. In addition, most of these businesses were government owned and some were operated as part of a larger integrated utility prior to their acquisition by the Company. There can be no assurances that the Company will be successful in transitioning these to private ownership, that such businesses will perform as expected or that the returns from such businesses will support the indebtedness incurred to acquire them or the capital expenditures needed to develop them.

     Uncertainty of Access to Capital for Future Projects. Each of AES's projects under development and those independent power facilities it may seek to acquire may require substantial capital investment. Continued access to capital with acceptable terms is necessary to assure the success of future projects and acquisitions. AES has primarily utilized project financing loans to fund the capital expenditures associated with constructing and acquiring its electric power plants and related assets. Project financing borrowings have been substantially non-recourse to other subsidiaries and affiliates and to AES as the parent company and are generally secured by the capital stock, physical assets, contracts and cash flow of the related project subsidiary or affiliate. The Company intends to continue to seek, where possible, such non-recourse project financing in connection with the assets which the Company or its affiliates may develop, construct or acquire. However, depending on market conditions and the unique characteristics of individual projects, the Company's traditional providers of project financing, particularly multinational commercial banks, may seek higher borrowing spreads and increased equity contributions.

     Furthermore, because of the reluctance of commercial lending institutions to provide non-recourse project financing (including financial guarantees) in certain less developed economies, the Company, in such locations, has and will continue to seek direct or indirect (through credit support or guarantees) project financing from a limited number of multilateral or bilateral international financial institutions or agencies. As a precondition to making such project financing available, these institutions may also require governmental guarantees of certain project and sovereign related risks. Depending on the policies of specific governments, such guarantees may not be offered and as a result, AES may determine that sufficient financing will ultimately not be available to fund the related project.

     In addition to the project financing loans, if available, AES provides a portion, or in certain instances all, of the remaining long-term financing required to fund development, construction, or acquisition. These investments have generally taken the form of equity investments or loans, which are subordinated to the project financing loans. The funds for these investments have been provided by cash flows from operations and by the proceeds from borrowings under short-term credit facilities, and issuances of senior subordinated notes, convertible debentures and common stock of the Company.

     The Company's ability to arrange for financing on either a fully recourse or a substantially non-recourse basis and the costs of such capital are dependent on numerous factors, including general economic and capital market conditions, the availability of bank credit, investor confidence in the Company, the continued success of current projects and provisions of tax and securities laws which are conducive to raising capital in this manner. Should future access to capital not be available, AES may decide not to build new plants or acquire existing facilities. While a decision not to build new plants or acquire existing facilities would not affect the results of operations of AES on its currently operating facilities or facilities under construction, such a decision would affect the future growth of AES.

     Dependence on Utility Customers and Certain Projects. The nature of most of AES's power projects is such that each facility generally relies on one power sales contract with a single customer for the majority, if not all, of its revenues over the life of the power sales contract. During 1996, five customers, including Connecticut Light & Power Company, a subsidiary of Northeast Utilities, accounted for 73% of the Company's consolidated total revenues. The prolonged failure of any one utility customer to fulfill its contractual obligations could have a substantial negative impact on AES's primary source of revenues. AES has sought to reduce this risk in part by entering into power sales contracts with utilities or other customers of strong credit quality and by locating its plants in different geographic areas in order to mitigate the effects of regional economic downturns.

     Four of the Company's plants collectively represented approximately 39% of AES's consolidated total assets at December 31, 1996 and generated approximately 67% of AES's consolidated total revenues for the year ended December 31, 1996.

     Sales to Connecticut Light & Power Company ("CL&P") represented 16% of the Company's total revenues in 1996. Moody's Investor Service Inc. ("Moody's") and Standard & Poor's Corporation ("S&P") have recently downgraded CL&P's senior secured long-term debt from Baa3/BBB- to Ba1/BB+. Both Moody's and S&P have placed CL&P under review for possible downgrade or credit watch. In March 1997, as a result of regulatory action by the Public Service Commission of New
Hampshire, Moody's and S&P downgraded the senior unsecured debt of Northeast Utilities, the parent of CL&P, from Ba2/BB to Ba3/BB- and placed Northeast Utilities on watch for possible downgrade.

     Regulatory Uncertainty. AES's cogeneration operations are subject to the provisions of various laws and regulations, including the Public Utility
Regulatory Policies Act of 1978, as amended ("PURPA") and the Public Utility Holding Company Act, as amended ("PUHCA"). PURPA provides to qualifying facilities ("QFs") certain exemptions from substantial federal and state legislation, including regulation as public utilities. PUHCA regulates public utility holding companies and their subsidiaries. AES is not and will not be subject to regulation as a holding company under PUHCA as long as the domestic power plants it owns are QFs under PURPA. QF status is conditioned on meeting certain criteria, and would be jeopardized, for example, by the loss of a steam customer. The Company believes that, upon the occurrence of an event that would threaten the QF status of one of its domestic plants, it would be able to react in a manner that would avoid the loss of QF status (such as by replacing the steam customer). In the event the Company were unable to avoid the loss of such status for one of its plants, to avoid public utility holding company status, AES could apply to the Federal Energy Regulatory Commission ("FERC") to obtain status as an Exempt Wholesale Generator ("EWG"), or could restructure the ownership of the project subsidiary. EWGs, however, are subject to broader regulation by FERC and may be subject to state public utility commissions regulation regarding non-rate matters. In addition, any restructuring of a project subsidiary could result in, among other things, a reduced financial interest in such subsidiary, which could result in a gain or loss on the sale of the interest in such subsidiary, the removal of such subsidiary from the consolidated income tax group or the consolidated financial statements of the Company, or an increase or decrease in the results of operations of the Company.

     The United States Congress is considering proposed legislation which would repeal PURPA entirely, or at least repeal the obligation of utilities to purchase from QFs. There is strong support for grandfathering existing QF contracts if such legislation is passed, and also support for requiring utilities to conduct competitive bidding for new electric generation if the PURPA purchase obligation is eliminated. Various bills have also proposed repeal of PUHCA. Repeal of PUHCA would allow both independents and vertically integrated utilities to acquire retail utilities in the United States that are geographically widespread, as opposed to the current limitations of PUHCA which require that retail electric systems be capable of physical integration. In addition, registered holding companies would be free to acquire non-utility businesses, which they may not do now, with certain limited exceptions. In the event of a PUHCA repeal, competition for independent power generators from vertically integrated utilities would likely increase. Repeal of

PURPA and/or PUHCA may or may not be part of comprehensive legislation to restructure the electric utility industry, allow retail competition, and deregulate most electric rates. The effect of any such repeal cannot be predicted, although any such repeal could have a material adverse effect on the Company.

     Electric Utility Industry Restructuring Proposals. The FERC and many state utility commissions are currently studying a number of proposals to restructure the electric utility industry in the United States. Such restructuring would permit utility customers to choose their utility supplier in a competitive electric energy market. The FERC issued a final rule in April 1996 which requires utilities to offer wholesale customers and suppliers open access on utility transmission lines, on a comparable basis to the utilities' own use of the lines. The final rule is subject to rehearing and may become the subject of court litigation. Many utilities have already filed "open access" tariffs. The utilities contend that they should recover from departing customers their fixed costs that will be "stranded" by the ability of their wholesale customers (and perhaps eventually, their retail customers) to choose new electric power suppliers. The FERC final rule endorses the recovery of legitimate and verifiable "stranded costs." These may include the costs utilities are required to pay under many QF contracts which the utilities view as excessive when compared with current market prices. Many utilities are therefore seeking ways to lower these contract prices or rescind the contracts altogether, out of concern that their shareholders will be required to bear all or part of such "stranded" costs. Some utilities have engaged in litigation against QFs to achieve these ends.

     In addition, future United States electric rates may be deregulated in a restructured United States electric utility industry and increased competition may result in lower rates and less profit for United States electricity sellers. Falling electricity prices and uncertainty as to the future structure of the industry is inhibiting United States utilities from entering into long-term power purchase contracts. The effect of any such restructuring on the Company cannot be predicted, although any such restructuring could have a material adverse effect on the Company.

     Litigation and Regulatory Proceedings. From time to time, the Company and its affiliates are parties to litigation and regulatory proceedings. Investors should review the descriptions of such matters contained in the Company's Annual, Quarterly and Current Reports filed with the Commission and incorporated by reference herein. There can be no assurances that the outcome of such matters will not have a material adverse effect on the Company's consolidated financial position.

     Business Subject to Stringent Environmental Regulations. AES's activities are subject to stringent environmental regulation by federal, state, local and foreign governmental authorities. For example, the Clean Air Act Amendments of 1990 impose more stringent standards than those previously in effect, and require states to impose permit fees on certain emissions. Congress and other foreign governmental authorities also may consider proposals to restrict or tax certain emissions. These proposals, if adopted, could impose additional costs on the operation of AES's power plants. There can be no assurance that AES would be able to recover all or any increased costs from its customers or that its business, financial condition or results of operations would not be materially and adversely affected by future changes in domestic or foreign environmental laws and regulations. The Company has made and will continue to make capital and other expenditures to comply with environmental laws and regulations. There can be no assurance that such expenditures will not have a material adverse effect on the Company's financial condition or results of operations.

     Control by Existing Stockholders. As of June 30, 1997, AES's two founders, Roger W. Sant and Dennis W. Bakke, and their immediate families together owned beneficially approximately 24.1% of AES's outstanding Common Stock. As a result of their ownership interests, Messrs. Sant and Bakke may be able to significantly influence or exert control over the affairs of AES, including the election of the Company's directors. As of June 30, 1997, all of AES's officers and directors and their immediate families together owned beneficially approximately 32.5% of AES's outstanding Common Stock. To the extent that they decide to vote together, these stockholders would be able to significantly influence or control the election of AES's directors, the management and policies of AES and any action requiring stockholder approval, including significant corporate transactions.

     Adherence to AES's Principles--Possible Impact on Results of Operations. A core part of AES's corporate culture is a commitment to "shared principles": to act with integrity, to be fair, to have fun and to be socially responsible. The

Company seeks to adhere to these principles not as a means to achieve economic success, but because adherence is a worthwhile goal in and of itself. However, if the Company perceives a conflict between these principles and profits, the Company will try to adhere to its principles--even though doing so might result in diminished or foregone opportunities or financial benefits.

     Shares Eligible for Future Sale. Certain credit facilities of AES subsidiaries are secured by the pledge of 34.6 million shares of the AES Common Stock held by a subsidiary of AES. The sale of a substantial number of such shares in the public market upon any foreclosure or otherwise could have an adverse effect on the market price of the AES Common Stock and thereby an adverse effect on the market price of any Preferred Securities that are convertible to AES Common Stock.

     Risk of Fraudulent Transfer. Various fraudulent conveyance laws have been enacted for the protection of creditors and may be applied by a court on behalf of any unpaid creditor or a representative of AES's creditors in a lawsuit to subordinate or avoid the Junior Subordinated Debentures in favor of other existing or future creditors of AES. Under applicable provisions of the U.S. Bankruptcy code or comparable provisions of state fraudulent transfer or conveyance laws, if AES at the time of issuance of the Junior Subordinated Debentures, (i) incurred such indebtedness with intent to hinder, delay or defraud any present or future creditor of AES or contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (ii) received less than reasonably equivalent value or fair consideration for issuing the Junior Subordinated Debentures and AES (a) was insolvent, (b) was rendered insolvent by reason of the issuance of the Junior Subordinated Debentures, (c) was engaged or about to engage in business or a transaction for which the remaining assets of AES constitute unreasonably small capital to carry on its business or (d) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, then, in each case, a court of competent jurisdiction could void, in whole or in part, the Junior Subordinated Debentures. Among other things, a legal challenge of the Junior Subordinated Debentures on fraudulent conveyance grounds may focus on the benefits, if any, realized by AES as a result of the issuance by AES of the Junior Subordinated Debentures.

     The measure of insolvency for purposes of the foregoing will vary depending upon the law applied in such case. Generally, however, AES would be considered insolvent if the sum of its debts, including contingent liabilities, were greater than all of its assets at fair valuation or if the present fair market value of its assets were less than the amount that would be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and mature. There can be no assurance that, after providing for all prior claims, there will be sufficient assets to satisfy the claims of the holders of the Junior Subordinated Debentures.
[JAY]
     Management believes that, for purposes of all such insolvency, bankruptcy and fraudulent transfer or conveyance laws, the Junior Subordinated Debentures are being incurred without the intent to hinder, delay or defraud creditors and for proper purposes and in good faith, and that AES after the issuance of the Junior Subordinated Debentures will be solvent, will have sufficient capital for carrying on its business and will be able to pay its debts as they mature. There can be no assurance, however, that a court passing on such questions would agree with management's view.

     Ability of AES to Make Distributions. The ability of the AES Trusts to make distributions and other payments on the Preferred Securities is solely dependent upon the Company making interest and other payments on the Junior Subordinated Debt Trust Securities deposited as trust assets as and when required. If the Company were not to make distributions or other payments on the Junior Subordinated Debt Trust Securities for any reason, including as a result of the Company's election to defer the payment of interest on the Junior Subordinated Debt Trust Securities by extending the interest period on the Junior Subordinated Debt Trust Securities, the AES Trusts will not make payments on the Trust Securities (as defined herein). In such an event, holders of the Preferred Securities would not be able to rely on the Preferred Securities Guarantee since distributions and other payments on the Preferred Securities are subject to such Guarantee only if and to the extent that the Company has made a payment to the Property Trustee (as defined herein) of interest or principal on the Junior Subordinated Debt Trust Securities deposited in the Trust as trust assets. Instead, holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as registered holder of the Junior Subordinated Debt Trust Securities against the Company pursuant to the terms of the Indenture (as defined herein). However, if the Trust's failure to make distributions on the Preferred Securities is a consequence of the Company's exercise of its right to extend the interest payment period for the Junior Subordinated Debt Trust Securities, the Property Trustee will have no right to enforce the payment of distributions on the Preferred Securities until an Event of Default (as defined herein) under the Declaration (as defined herein) shall have occurred.

     The Declaration provides that the Company shall pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the AES Trusts, including any taxes and all costs and expenses with respect thereto, to which the AES Trusts may become subject, except for United States withholding taxes. No assurance can be given that the Company will have sufficient resources to enable it to pay such debts, obligations, costs and expenses on behalf of the AES Trusts.

     Option to Extend Interest Payment Period; Tax Impact of Extension. So long as the Company shall not be in default in the payment of interest on the Junior Subordinated Debt Trust Securities, the Company has the right under the Indenture to defer payments of interest on the Junior Subordinated Debt Trust Securities by extending the interest payment period from time to time on the Junior Subordinated Debt Trust Securities for an extension period not exceeding 20 consecutive quarterly interest periods (an "Extension Period"), during which no interest shall be due and payable. In such an event, quarterly distributions on the Preferred Securities would not be made by the applicable AES Trust during any such Extension Period. If the Company exercises the right to extend an interest payment period, the Company may not during such Extension Period declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock; provided that (i) the Company will be permitted to pay accrued dividends upon the exchange or redemption of any series of preferred stock of the Company as may be outstanding from time to time, in accordance with the terms of such stock and (ii) the foregoing will not apply to stock dividends paid by the Company. Under the Amended and Restated Certificate of Incorporation the Company is authorized to issue up to 50,000,000 shares of preferred stock. As of June 30, 1997, no shares of the Company's preferred stock were outstanding. The Company may from time to time offer shares of its preferred stock to the public.

     Prior to the termination of any Extension Period, the Company may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarterly interest periods. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. The Company may also prepay at any time all or any portion of the interest accrued during an Extension Period.
Consequently, there could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debt Trust Securities, not to exceed 20 consecutive quarters or to cause any extension beyond the maturity of the Junior Subordinated Debt Trust Securities. See any accompanying Prospectus Supplement relating to Junior Subordinated Debt Trust Securities.

     Because the Company has the right to extend the interest payment period for an Extension Period of up to 20 consecutive quarterly interest periods on various occasions, the Junior Subordinated Debt Trust Securities will be treated as issued with "original issue discount" for United States federal income tax purposes. As a result, holders of Preferred Securities will be required to include their pro rata share of original issue discount in gross income as it accrues for United States federal income tax purposes in advance of the receipt of cash. Generally, all of a securityholder's taxable interest income with respect to the Junior Subordinated Debt Trust Securities will be accounted for as "original issue discount" and actual distributions of stated interest will not be separately reported as taxable income. See any accompanying Prospectus Supplement relating to Junior Subordinated Debt Trust Securities.

     Special Event Redemption or Distribution. Upon the occurrence and during the continuation of a Tax Event or Investment Company Event (each as defined herein), which may occur at any time, the applicable AES Trust shall, unless the Junior Subordinated Debt Trust Securities are redeemed in the limited circumstances described below, be dissolved with the result that Junior Subordinated Debt Trust Securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, and bearing accrued and unpaid distributions on, the Preferred Securities and Common Securities would be distributed on a Pro Rata Basis (as defined herein under "The AES Trusts -- Distributions") to the holders of the Preferred Securities and Common Securities in liquidation of such Trust. In the case of a Tax Event, in certain circumstances, the Company shall have the right to redeem at any time the Junior Subordinated Debt Trust Securities in whole or in part, in which event the applicable AES Trust will redeem Preferred Securities and Common Securities on a Pro Rata Basis to the same extent as the Junior Subordinated Debt Trust Securities are redeemed. There can be no assurance as to the market prices for Preferred Securities or the Junior Subordinated Debt Trust Securities which may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the applicable AES Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Junior Subordinated Debt Trust Securities that the investor may receive on dissolution and liquidation of the applicable AES Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Junior Subordinated Debt Trust Securities upon the occurrence of a Special Event (as defined herein), prospective purchasers of Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debt Trust Securities and should carefully review all the information regarding the Junior Subordinated Debt Trust Securities contained in any accompanying Prospectus Supplement relating to Junior Subordinated Debt Trust Securities.

     There can be no assurance that future federal legislative proposals will not prevent the Company from deducting interest on the Junior Subordinated Debt Trust Securities. This would constitute a Tax Event and could result in the distribution of any Junior Subordinated Debt Trust Securities to holders of the Preferred Securities or, in certain circumstances, the redemption of such securities by the Company and the distribution of the resulting cash in redemption of the Preferred Securities. See any accompanying Prospectus Supplement relating to Junior Subordinated Debt Trust Securities.

     "Tax Event" means that the Regular Trustees (as defined herein) shall have obtained an opinion of a nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after the date of any accompanying Prospectus Supplement relating to Junior Subordinated Debt Trust Securities as a result of (a) any amendment to, or change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of such Prospectus Supplement, there is more than an insubstantial risk that (i) the applicable AES Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debt Trust Securities, (ii) the applicable AES Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by the Company to the applicable AES Trust on the Junior Subordinated Debt Trust Securities is not, or within 90 days of the date thereof will not be, deductible by the Company for United States federal income tax purposes.

     "Investment Company Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), that as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that an AES Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of any accompanying Prospectus Supplement relating to Junior Subordinated Debt Trust Securities.

     "Special Event" means a Tax Event or an Investment Company Event.

     Limiting Voting Rights. Holders of Preferred Securities will have limited voting rights, but will not be able to appoint, remove or replace, or to increase or decrease the number of, Trustees, which rights are vested exclusively in the Common Securities (as defined herein under "The AES Trusts").

     Trading Prices of Preferred Securities. The Preferred Securities constitute a new issue of securities with no established trading market. The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debt Trust Securities. A holder who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debt Trust Securities through the date of disposition in income as ordinary income, and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debt Trust Securities deemed disposed of. Accordingly, such a holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the holders adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See any accompanying Prospectus Supplement relating to Junior Subordinated Debt Trust Securities.

     Potential Market Volatility During Extension Period. As described above, the Company has the right to extend an interest payment period on the Junior Subordinated Debt Trust Securities from time to time for a period not exceeding 20 consecutive quarterly interest periods. If the Company determines to extend an interest payment period, or if the Company thereafter extends an Extension
Period or prepays interest accrued during an Extension Period as described above, the market price of the Preferred Securities is likely to be affected. In addition, as a result of such rights, the market price of the Preferred
Securities (which represent an undivided interest in Junior Subordinated Debt Trust Securities) may be more volatile than other securities on which original issue discount accrues that do not have such rights. A holder that disposes of its Preferred Securities during an Extension Period, therefore, may not receive the same return on its investment as a holder that continues to hold its Preferred Securities. See any accompanying Prospectus Supplement relating to Junior Subordinated Debt Trust Securities.

     No Prior Public Market--Possible Price Volatility of the Securities. Prior to the offering, there has been no public market for the Securities. There can be no assurance that an active trading market for the Securities will develop or be sustained. If such a market were to develop, the Securities, could trade at prices that may be higher or lower than their offering price depending upon many factors, including prevailing interest rates, the Company's operating results and the markets for similar securities. Historically, the market for non-investment grade debt has demonstrated substantial volatility in the prices of securities similar to the Securities. There can be no assurance that the future market for the Securities will not be subject to similar volatility. Accordingly, no assurance can be given as to the liquidity of the Securities.

     Shares Eligible for Future Sale. Certain credit facilities of AES subsidiaries are secured by the pledge of 34.6 million shares of the AES Common Stock held by a subsidiary of AES. The sale of a substantial number of such shares in the public market upon any foreclosure or otherwise could have an adverse effect on the market price of the AES Common Stock and thereby an adverse effect on the market price of any Preferred Securities that are convertible to AES Common Stock.

                                 THE AES TRUSTS

     Each of the AES Trust III, AES Trust IV and AES Trust V is a statutory business trust formed, in the case of AES Trust III, on November 13, 1996, and in the case of AES Trust IV and AES Trust V, on November 5, 1997, in each case under the Delaware Business Trust Act (the "Business Trust Act") pursuant to a separate declaration of trust among the Trustees (as defined herein) of such AES Trust and the Company and the filing of a certificate of trust with the Secretary of State of the State of Delaware. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part, as of the date the Preferred Securities of such AES Trust are initially issued. Each Declaration will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     This description summarizes the material terms of the Declarations and is qualified in its entirety by reference to the form of Declaration, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act.

TRUST SECURITIES

     Upon issuance of any Preferred Securities by an AES Trust, the holders thereof will own all of the issued and outstanding Preferred Securities of such AES Trust. The Company will acquire securities representing common undivided beneficial interests in the assets of each AES Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") in an amount equal to at least 3% of the total capital of such AES Trust and will own, directly or indirectly, all of the issued and outstanding Common Securities of each AES Trust. The Preferred Securities and the Common Securities will rank pari passu with each other and will have equivalent terms; provided that (i) if a Declaration Event of Default (as defined herein under "--Events of Default") under the Declaration of an AES Trust occurs and is continuing, the holders of Preferred Securities of such AES Trust will have a priority over holders of the Common Securities of such AES Trust with respect to payments in respect of distributions and payments upon liquidation, redemption and maturity and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace the Trustees and to increase or decrease the number of Trustees. Each AES Trust exists for the purpose of (a) issuing its Preferred Securities, (b) issuing its Common Securities to the Company, (c) investing the gross proceeds from the sale of the Trust Securities in Junior Subordinated Debt Trust Securities of the Company and (d) engaging in only such other activities as are necessary, convenient or incidental thereto. The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the applicable Declaration, the Business Trust Act and the Trust Indenture Act.

POWERS AND DUTIES OF TRUSTEES

     The number of trustees (the "Trustees") of each AES Trust shall initially be five. Three of such Trustees (the "Regulator Trustees") are individuals who are employees or officers of the Company. The fourth such trustee will be The First National Bank of Chicago, which is unaffiliated with the Company and which will serve as the property trustee (the "Property Trustee") and act as the indenture trustee for purposes of the Trust Indenture Act. The fifth such trustee is First Chicago Delaware Inc. that has its principal place of business in the State of Delaware (the "Delaware Trustee"). Pursuant to each Declaration, legal title to the Junior Subordinated Debt Trust Securities purchased by an AES Trust will be held by the Property Trustee for the benefit of the holders of the Trust Securities of such AES Trust, and the Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture (as defined under "Description of the Junior Subordinated Debt Trust Securities") with respect to the Junior Subordinated Debt Trust Securities. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments in respect of the Junior Subordinated Debt Trust Securities purchased by an AES Trust for the benefit of the holders of Trust Securities. The Property Trustee will promptly make distributions to the holders of the Trust Securities out of funds from the Property Account. The Preferred Securities Guarantees are separately qualified under the Trust Indenture Act and will be held by The First National Bank of Chicago, acting in its capacity as indenture trustee with respect thereto, for the benefit of the holders of the applicable Preferred Securities. As used in this Prospectus and any accompanying Prospectus Supplement, the term "Property Trustee" with respect to an AES Trust refers to The First National Bank of Chicago acting either in its capacity as a Trustee under the relevant Declaration and the holder of legal title to the Junior Subordinated Debt Trust Securities purchased by that Trust or in its capacity as indenture trustee under, and the holder of, the applicable Preferred Securities Guarantee, as the context may require. The Company, as the direct or indirect owner of all of the Common Securities of each AES Trust, will have the exclusive right (subject to the terms of the related Declaration) to appoint, remove or replace Trustees and to increase or decrease the number of Trustees, provided that the number of Trustees shall be, except under certain circumstances, at least five and the majority of Trustees shall be Regular Trustees. The term of an AES Trust will be set forth in the Prospectus Supplement, but may terminate earlier as provided in such Declaration.

     The duties and obligations of the Trustees of an AES Trust shall be governed by the Declaration of such AES Trust, the Business Trust Act and the Trust Indenture Act. Under its Declaration, each AES Trust shall not, and the Trustees shall cause such AES Trust not to, engage in any activity other than in connection with the purposes of such AES Trust or other than as required or authorized by the related Declaration. In particular, each AES Trust shall not and the Trustees shall cause each AES Trust not to (a) invest any proceeds received by such AES Trust from holding the Junior Subordinated Debt Trust Securities purchased by such AES Trust but shall promptly distribute from the Property Account all such proceeds to holders of Trust Securities pursuant to the terms of the related Declaration and of the Trust Securities; (b) acquire any assets other than as expressly provided in the related Declaration; (c) possess Trust property for other than a Trust purpose; (d) make any loans, other than loans represented by the Junior Subordinated Debt Trust Securities; (e) possess any power or otherwise act in such a way as to vary the assets of such AES Trust or the terms of its Trust Securities in any way whatsoever; (f) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, such AES Trust other than its Trust Securities; (g) incur any indebtedness for borrowed money or (h)(i) direct the time, method and place of exercising any trust or power conferred upon the Indenture Trustee (as defined under "Description of the Junior Subordinated Debt Trust Securities") with respect to the Junior Subordinated Debt Trust Securities deposited in that AES Trust as trust assets or upon the Property Trustee of that AES Trust with respect to its Preferred Securities, (ii) waive any past default that is waivable under the Indenture or the Declaration, (iii) exercise any right to rescind or annul any declaration that the principal of all of the Junior Subordinated Debt Trust Securities deposited in that AES Trust as trust assets shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Junior Subordinated Debt Trust Securities, in each case where such consent shall be required, unless in the case of this clause (h) the Property Trustee shall have received an unqualified opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that such action will not cause such AES Trust to be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership and that such AES Trust will continue to be classified as a grantor trust for United States federal income tax purposes.

BOOKS AND RECORDS

     The books and records of each AES Trust will be maintained at the principal office of such AES Trust and will be open for inspection by a holder of Preferred Securities of such AES Trust or his representative for any purpose reasonably related to his interest in such AES Trust during normal business hours. Each holder of Preferred Securities will be furnished annually with unaudited financial statements of the applicable AES Trust as soon as available after the end of such AES Trust's fiscal year.

VOTING

     Holders of Preferred Securities will have limited voting rights, but will not be able to appoint, remove or replace, or to increase or decrease the number of, Trustees, which rights are vested exclusively in the Common Securities.

THE PROPERTY TRUSTEE

     The Property Trustee, for the benefit of the holders of the Trust Securities of an AES Trust, is authorized under each Declaration to exercise all rights under the Indenture with respect to the Junior Subordinated Debt Trust Securities deposited in such AES Trust as trust assets, including its rights as the holder of such Junior Subordinated Debt Trust Securities to enforce the Company's obligations under such Junior Subordinated Debt Trust Securities upon the occurrence of an Indenture Event of Default (as defined herein under "Description of the Junior Subordinated Debt Trust Securities--Indenture Events of Default"). The Property Trustee shall also be authorized to enforce the rights of holders of Preferred Securities of an AES Trust under the related Preferred Securities Guarantee. If any AES Trust's failure to make distributions on the Preferred Securities of an AES Trust is a consequence of the Company's exercise of any right under the terms of the Junior Subordinated Debt Trust Securities deposited in such AES Trust as trust assets to extend the interest payment period for such Junior Subordinated Debt Trust Securities, the Property Trustee will have no right to enforce the payment of distributions on such Preferred Securities until a Declaration Event of Default shall have occurred. Holders of at least a majority in liquidation amount of the Preferred Securities held by an AES Trust will have the right to direct the Property Trustee for that AES Trust with respect to certain matters under the Declaration for that AES Trust and the related Preferred Securities Guarantee. If the Property Trustee fails to enforce its rights under the Indenture or fails to enforce the Preferred Securities Guarantee, to the extent permitted by applicable law, any holder of Preferred Securities may, after a period of 30 days has elapsed from such Holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding against the Company to enforce such rights or the Preferred Securities Guarantee, as the case may be. In addition, the holders of at least 25% in aggregate liquidation preference of the outstanding Preferred Securities would have the right to directly institute proceedings for enforcement of payments to such holders of principal of, or premium, if any, or interest on the Junior Subordinated Debt Trust Securities having a principal amount equal to the aggregate liquidation preference of the Preferred Securities of such holders (a "Direct Action"). In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holders of Preferred Securities in such Direct Action. Notwithstanding the foregoing, if an Event of Default under the applicable Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the applicable series of Junior Subordinated Debt Trust Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of such AES Trust may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of Junior Subordinated Debt Trust Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Holder Direct Action") on or after the respective due date specified in the applicable series of Junior Subordinated Debt Trust Securities. In connection with such Holder Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the applicable Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Holder Direct Action.

DISTRIBUTIONS

     Pursuant to each Declaration, distributions on the Preferred Securities of an AES Trust must be paid on the dates payable to the extent that the Property Trustee for that AES Trust has cash on hand in the applicable Property Account to permit such payment. The funds available for distribution to the holders of the Preferred Securities of an AES Trust will be limited to payments received by the Property Trustee in respect of the Junior Subordinated Debt Trust Securities that are deposited in the AES Trust as trust assets. If the Company does not make interest payments on the Junior Subordinated Debt Trust Securities deposited in an AES Trust as trust assets, the Property Trustee will not make distributions on the Preferred Securities of such AES Trust. Under the Declaration, if and to the extent the Company does make interest payments on the Junior Subordinated Debt Trust Securities deposited in an AES Trust as trust assets, the Property Trustee is obligated to make distributions on the Trust Securities of such AES Trust on a Pro Rata Basis (as defined below). The payment of distributions on the Preferred Securities of an AES Trust is guaranteed by AES on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantee." A Preferred Securities Guarantee is a guarantee from the time of issuance of the applicable Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on the applicable Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Trust Securities deposited in the AES Trust as trust assets. As used in this Prospectus, the term "Pro Rata Basis" shall mean pro rata to each holder of Trust Securities of an AES Trust according to the aggregate liquidation amount of the Trust Securities of such AES Trust held by the relevant holder in relation to the aggregate liquidation amount of all Trust Securities of such AES Trust outstanding unless, in relation to a payment, a Declaration Event of Default under the Declaration has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each holder of the Preferred Securities of such AES Trust pro rata according to the aggregate liquidation amount of the Preferred Securities held by the relevant holder in relation to the aggregate liquidation amount of all the Preferred Securities of such AES Trust outstanding, and only after satisfaction of all amounts owed to the holders of such Preferred Securities, to each holder of Common Securities of such AES Trust pro rata according to the aggregate liquidation amount of such Common Securities held by the relevant holder in relation to the aggregate liquidation amount of all Common Securities of such AES Trust outstanding.

EVENTS OF DEFAULT

     If an Indenture Event of Default occurs and is continuing with respect to Junior Subordinated Debt Trust Securities deposited in an AES Trust as trust assets, an Event of Default under the Declaration (a "Declaration Event of Default") of such AES Trust will occur and be continuing with respect to any outstanding Trust Securities of such AES Trust. In such event, each Declaration provides that the holders of Common Securities of such AES Trust will be deemed to have waived any such Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities of such AES Trust have been cured or waived. Until all such Declaration Events of Default with respect to the Preferred Securities of such AES Trust have been so cured or waived, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities of such AES Trust and only the holders of such Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under such Declaration and consequently under the Indenture. In the event that any Declaration Event of Default with respect to the Preferred Securities of such AES Trust is waived by the holders of the Preferred Securities of such AES Trust as provided in the Declaration, the holders of Common Securities pursuant to such Declaration have agreed that such waiver also constitutes a waiver of such Declaration Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of the Common Securities

RECORD HOLDERS

     Each Declaration provides that the Trustees of such AES Trust may treat the person in whose name a Certificate representing its Preferred Securities is registered on the books and records of such AES Trust as the sole holder thereof and of the Preferred Securities represented thereby for purposes of receiving distributions and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such certificate or in the Preferred Securities represented thereby on the part of any person, whether or not such AES Trust shall have actual or other notice thereof. Preferred
Securities will be issued in fully registered form. Unless otherwise specified in a Prospectus Supplement, Preferred Securities will be represented by a global certificate registered on the books and records of such AES Trust in the name of a depositary (the "Depositary") named in an accompanying Prospectus Supplement or its nominee. Under each Declaration:



          (i) such AES Trust and the Trustees thereof shall be entitled to deal with the Depositary (or any successor depositary) for all purposes, including the payment of distributions and receiving approvals, votes or consents under the related Declaration, and except as set forth in the related Declaration with respect to the Property Trustee, shall have no obligation to persons owning a beneficial interest in Preferred Securities ("Preferred Security Beneficial Owners") registered in the name of and held by the Depositary or its nominee; and

          (ii) the rights of Preferred Security Beneficial Owners shall be exercised only through the Depositary (or any successor depositary) and shall be limited to those established by law and agreements between such Preferred Security Beneficial Owners and the Depositary and/or its participants. With respect to Preferred Securities registered in the name of and held by the Depositary or its nominee, all notices and other communications required under each Declaration shall be given to, and all distributions on such Preferred Securities shall be given or made to, the Depositary (or its successor).

     The specific terms of the depositary arrangement with respect to the Preferred Securities will be disclosed in the applicable Prospectus Supplement.

DEBTS AND OBLIGATIONS

     In each Declaration, the Company has agreed to pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the applicable AES Trust, including the fees and expenses of its Trustees and any taxes and all costs and expenses with respect thereto, to which such AES Trust may become subject, except for United States withholding taxes. The foregoing obligations of the Company under each Declaration are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against any AES Trust or any other person before proceeding against the Company. The Company has agreed in each Declaration to execute such additional agreements as may be necessary or desirable in order to give full effect to the foregoing.

                     DESCRIPTION OF THE PREFERRED SECURITIES

     Each AES Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each AES Trust authorizes the Regular Trustees of such AES Trust to issue on behalf of such AES Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the related Declaration or made part of such Declaration by the Trust Indenture Act. Reference is made to the Prospectus Supplement relating to the Preferred
Securities of an AES Trust for specific terms, including (i) the specific designation of such Preferred Securities, (ii) the number of Preferred Securities issued by such AES Trust, (iii) the annual distribution rate (or method of calculation thereof) for Preferred Securities issued by such AES Trust, the date or dates upon which such distributions shall be payable and the record date or dates for the payment of such distributions, (iv) whether distributions on Preferred Securities issued by such AES Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distribution on Preferred Securities issued by such AES Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such AES Trust to the holders of Preferred Securities of such AES Trust upon voluntary or involuntary dissolution, winding-up or termination of such AES Trust, (vi) the obligation or right, if any, of such AES Trust to purchase or redeem Preferred Securities issued by such AES Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such AES Trust shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right, (vii) the voting rights, if any, of Preferred Securities issued by such AES Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more AES Trusts, or of both, as a condition to specified actions or amendments to the Declaration of such AES Trust, (viii) terms for any conversion or exchange into other securities and (ix) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such AES Trust consistent with the Declaration of such AES Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company as and to the extent set forth below under "Description of the Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Preferred Securities, each AES Trust will issue one series of Common Securities. The Declaration of each AES Trust authorizes the Regular Trustees of such trust to issue on behalf of such AES Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by an AES Trust will be substantially identical to the terms of the Preferred Securities issued by such AES Trust and the Common Securities will rank pari passu, and payments will be made thereon on a Pro Rata Basis with the Preferred Securities except that if a Declaration Event of Default occurs and is continuing, the rights of the holders of such Common Securities to payment in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of such Preferred Securities. Except in certain limited circumstances, the Common Securities issued by an AES Trust will also carry the right to vote and to appoint, remove or replace any of the Trustees of that AES Trust. All of the Common Securities of an AES Trust will be directly or indirectly owned by the Company.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

     Set forth below is a summary of information concerning the Preferred Securities Guarantees that will be executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities. Each Preferred Security Guarantee will be separately qualified under the Trust Indenture Act and will be held by The First National Bank of Chicago, acting in its capacity as indenture trustee with respect thereto, for the benefit of holders of the Preferred Securities of the applicable AES Trust. The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Guarantee by the Trust Indenture Act. This description summarizes the material terms of the Preferred Securities Guarantees and is qualified in its entirety by reference to the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Section and Article references used herein are references to the provisions of the form of Preferred Securities Guarantee.

GENERAL

     Pursuant to each Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by an AES Trust, the Guarantee Payments (as defined herein) (without duplication of amounts theretofore paid by such AES Trust), to the extent not paid by such AES Trust, regardless of any defense, right of set-off or counterclaim that such AES Trust may have or assert. The following payments or distributions with respect to Preferred Securities issued by an AES Trust to the extent not paid or made by such AES Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee (without duplication): (i) any accrued and unpaid distributions on such Preferred Securities, and the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any Preferred Securities called for redemption by such AES Trust but if and only to the extent that in each case the Company has made a payment to the related Property Trustee of interest or principal on the Junior Subordinated Debt Trust Securities deposited in such AES Trust as trust assets and (ii) upon a voluntary or involuntary dissolution, winding-up or termination of such AES Trust (other than in connection with the distribution of such Junior Subordinated Debt Trust Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities upon the maturity or redemption of such Junior Subordinated Debt Trust Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such AES Trust has funds available therefor or (b) the amount of assets of such AES Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such AES Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable AES Trust to pay such amounts to such holders.

     The Preferred Securities Guarantee is a guarantee from the time of issuance of the applicable Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on such Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Trust Securities deposited in the applicable AES Trust as trust assets. If the Company does not make interest or principal payments on the Junior Subordinated Debt Trust Securities deposited in the applicable AES Trust as trust assets, the Property Trustee will not make distributions of the Preferred Securities of such AES Trust and the AES Trust will not have funds available therefor.

     The Company's obligations under the Declaration for each Trust, the Preferred Securities Guarantee issued with respect to Preferred Securities issued by that Trust, the Junior Subordinated Debt Trust Securities purchased by that Trust and the related Indenture (as defined below) in the aggregate will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities issued by that Trust.

CERTAIN COVENANTS OF THE COMPANY

     In each Preferred Securities Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable AES Trust remain outstanding, the Company will not (A) declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto or (B) make any payment of interest, premium (if any) or principal on any debt securities issued by the Company which rank pari passu with or junior to the Junior Subordinated Debt Trust Securities, if at such time (i) the Company shall be in default with respect to its Guarantee Payments or other payment obligations under the Preferred Securities Guarantee,
(ii) there shall have occurred any Declaration Event of Default under the related Declaration or (iii) in the event that Junior Subordinated Debt Trust Securities are issued to an AES Trust in connection with the issuance of Trust
Securities by such AES Trust, the Company shall have given notice of its election to defer payments of interest on such Junior Subordinated Debt Trust Securities by extending the interest payment period as provided in the terms of the Junior Subordinated Debt Trust Securities and such period, or any extension thereof, is continuing: provided that (a) the Company will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of Preferred Stock of the Company as may be outstanding from time to time, in each case in accordance with the terms of such stock and (ii) the foregoing will not apply to stock dividends paid by the Company. In addition, so long as any Preferred Securities remain outstanding, the Company has agreed (i) to remain the sole direct or indirect owner of all of the outstanding Common Securities issued by the applicable AES Trust and shall not cause or permit the Common Securities to be transferred except to the extent permitted by the related Declaration; provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities issued by the applicable AES Trust and (ii) to use reasonable efforts to cause such AES Trust to continue to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of Junior Subordinated Debt Trust Securities.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no consent will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than 662/3% in liquidation amount of the outstanding Preferred Securities issued by the applicable AES Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assignees, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable AES Trust then outstanding. Except in connection with a consolidation, merger or sale involving the Company that is permitted under the Indenture, the Company may not assign its obligations under any Preferred Securities Guarantee.

TERMINATION OF THE PREFERRED SECURITIES GUARANTEES

     Each Preferred Securities Guarantee will terminate and be of no further force and effect as to the Preferred Securities issued by the applicable AES Trust upon full payment of the redemption price of all Preferred Securities of such AES Trust, or upon distribution of the Junior Subordinated Debt Trust Securities to the holders of the Preferred Securities of such AES Trust in exchange for all of the Preferred Securities issued by such AES Trust, or upon full payment of the amounts payable upon liquidation of such AES Trust. Notwithstanding the foregoing, each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable AES Trust must restore payment of any sums paid under such Preferred Securities or such Guarantee.

STATUS OF THE PREFERRED SECURITIES GUARANTEES

     The Company's obligations under each Preferred Securities Guarantee to make the Guarantee Payments will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, including the Junior Subordinated Debt Trust Securities, except those made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by the Company and to any guarantee nor or hereafter entered into by the Company in respect of any of its capital stock. The Company's obligations under each Preferred Securities Guarantee will rank pari passu with each other Preferred Securities Guarantee. Because the Company is a holding company, the Company's obligations under each Preferred Securities Guarantee are also effectively subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries, except to the extent that the Company is a creditor of the subsidiaries recognized as such. Each Declaration provides that each holder of Preferred Securities issued by the applicable AES Trust by acceptance thereof agrees to the subordination provisions and other terms of the related Preferred Securities Guarantee.

     Each Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). Each Preferred Securities Guarantee will be deposited with The First National Bank of Chicago, as indenture trustee, to be held for the benefit of the holders of the Preferred Securities issued by the applicable AES Trust. The First National Bank of Chicago shall enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities issued by the applicable AES Trust. The holders of not less than a majority in aggregate liquidation amount of the Preferred Securities issued by the applicable AES Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the related Preferred Securities Guarantee, including the giving of directions to The First National Bank of Chicago . If The First National Bank of Chicago fails to enforce such Preferred Securities Guarantee as above provided, any holder of Preferred Securities issued by the applicable AES Trust may institute a legal proceeding directly against the Company to enforce its rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the applicable AES Trust or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a guarantee payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Preferred Securities Guarantee for such payment.

MISCELLANEOUS

     The Company will be required to provide annually to The First National Bank of Chicago a statement as to the performance by the Company of certain of its obligations under the Preferred Securities Guarantees and as to any default in such performance. The Company is required to file annually with The First National Bank of Chicago an officer's certificate as to the Company's compliance with all conditions under Preferred Securities Guarantees.

     The First National Bank of Chicago, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the applicable Preferred Securities Guarantee and, after default with respect to a Preferred Securities Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, The First National Bank of Chicago is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

     The Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

          DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT TRUST SECURITIES

     Junior Subordinated Debt Trust Securities may be issued from time to time in one or more series under an Indenture (the "Indenture") between the Company and The First National Bank of Chicago, as trustee (the "Indenture Trustee"). The form of Junior Subordinated Debt Trust Securities Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following description summarizes the material terms of the Indenture, and is qualified in its entirety by reference to the Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and article references used herein are references to provisions of the Indenture.

GENERAL

     The Junior Subordinated Debt Trust Securities will be unsecured, junior subordinated obligation of the Company. The Indenture does not limit the amount of additional indebtedness the Company or any of its subsidiaries may incur. Since the Company is a holding company, the Company's rights and the rights of its creditors, including the holders of Junior Subordinated Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

     The Indenture does not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that Junior Subordinated Debt Trust Securities may be issued thereunder from time to time in one or more series. The Junior Subordinated Debt Trust Securities are issuable in one or more series pursuant to an indenture supplemental to the Indenture.

     In the event Junior Subordinated Debt Trust Securities are issued to an AES Trust or a Trustee of such trust in connection with the issuance of Trust Securities by such AES Trust, such Junior Subordinated Debt Trust Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such AES Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Junior Subordinated Debt Trust Securities will be issued to an AES Trust or a trustee of such trust in connection with the issuance of Trust Securities by such AES Trust.

     Reference is made to the Prospectus Supplement which will accompany this Prospectus for the following terms of the series of Junior Subordinated Debt Trust Securities being offered thereby (to the extent such terms are applicable to the Junior Subordinated Debt Trust Securities): (i) the specific designation of such Junior Subordinated Debt Trust Securities, aggregate principal amount, purchase price and premium, if any; (ii) any limit on the aggregate principal amount of such Junior Subordinated Debt Trust Securities; (iii) the date or dates on which the principal of such Junior Subordinated Debt Trust Securities is payable and the right, to extend or defer such date or dates; (iv) the rate or rates at which such Junior Subordinated Debt Trust Securities will bear interest or the method of calculating such rate or rates, if any; (v) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vi) the right, if any, to extend the interest payment periods and the duration of such extension;
(vii) the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debt Trust Securities may be redeemed, in whole or in part, at the option of the Company; (viii) the obligation, if any of the Company to redeem or purchase such Junior Subordinated Debt Trust Securities pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods for which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debt Trust Securities shall be redeemed or purchased, in whole or part, pursuant to such obligation; (ix) any exchangeability, conversion or prepayment provisions of the Junior Subordinated Debt Trust Securities; (x) any applicable United States federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on the Junior Subordinated Debt Trust Securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Junior Subordinated Debt Trust Securities rather than pay such additional amounts; (xi) the form of such Junior Subordinated Debt Trust Securities; (xii) if other than denominations of $25 or any integral multiple thereof, the denominations in which such Junior Subordinated Debt Trust Securities shall be issuable; (xiii) any and all other terms with respect to such series, including any modification of or additions to the events of default or covenants provided for with respect to such series, including any modification of or additions to the events of default or covenants provided for with respect to the Junior Subordinated Debt Trust Securities, and any terms which may be required by or advisable under applicable laws or regulations not inconsistent with the Indenture; and (xiv) whether such Junior Subordinated Debt Trust Securities are issuable as a global security, and in such case, the identity of the depositary.

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the Junior Subordinated Debt Trust Securities will be issued in United States dollars in fully registered form without coupons in denominations of $25 or integral multiples thereof. Junior Subordinated Debt Trust Securities may be presented for exchange and Junior Subordinated Debt Trust Securities in registered form may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Junior Subordinated Debt Trust Securities and the Prospectus Supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the Junior Subordinated Debt Trust Securities. Junior Subordinated Debt Trust Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

     Junior Subordinated Debt Trust Securities may bear interest at a fixed rate or a floating rate. Junior Subordinated Debt Trust Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Junior Subordinated Debt Trust Securities or to certain Junior Subordinated Debt Trust Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant Prospectus Supplement.

CERTAIN COVENANTS OF THE COMPANY APPLICABLE TO THE JUNIOR SUBORDINATED DEBT SECURITIES

     If Junior Subordinated Debt Trust Securities are issued to an AES Trust in connection with the issuance of Trust Securities by such AES Trust, the Company will covenant in the Indenture that, so long as the Preferred Securities issued by the applicable AES Trust remain outstanding, the Company will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto if at such time (i) the Company shall be in default with respect to its Guarantee Payments or other payment obligations under the related Preferred Securities Guarantee,
(ii) there shall have occurred any Indenture Event of Default with respect to the Junior Subordinated Debt Trust Securities or (iii) in the event that Junior Subordinated Debt Trust Securities are issued to an AES Trust in connection with the issuance of Trust Securities by such AES Trust, the Company shall have given notice of its election to defer payments of interest on such Junior Subordinated Debt Trust Securities by extending the interest payment period as provided in the terms of such Junior Subordinated Debt Trust Securities and such period, or any extension thereof, is continuing; provided that (x) the Company will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of any Preferred Stock of the Company as may be outstanding from time to time, in each case in accordance with the terms of such stock and (y) the foregoing will not apply to any stock dividends paid by the Company. In addition, if Junior Subordinated Debt Trust Securities are issued to an AES Trust in connection with the issuance of Trust Securities by such AES Trust, for so long as the Preferred Securities issued by the applicable AES Trust remain outstanding, the Company has agreed (i) to remain the sole direct or indirect owner of all of the outstanding Common Securities issued by the applicable AES Trust and not to cause or permit the Common Securities to be transferred except to the extent permitted by the related Declaration; provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities issued by the applicable AES Trust, (ii) to comply fully with all of its obligations and agreements contained in the related Declaration and (iii) not to take any action which would cause the applicable AES Trust to cease to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of Junior Subordinated Debt Trust Securities.

SUBORDINATION

     The payment of principal of, premium, if any, and interest on the Junior Subordinated Trust Securities will, to the extent and in the manner set forth in the Indenture, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all Senior and Subordinated Debt of the Company.

     Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of the Company, the holders of all Senior and Subordinated Debt will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Junior Subordinated Debt Trust Securities will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the Junior Subordinated Debt Trust Securities.

     No payments on account of principal, premium, if any, or interest in respect of the Junior Subordinated Debt Trust Securities may be made by the Company if there shall have occurred and be continuing a default in any payment with respect to Senior and Subordinated Debt or during certain periods when an event of default under certain Senior and Subordinated Debt permits the lenders thereunder to accelerate the maturity of such Senior and Subordinated Debt. In addition, during the continuance of any other event of default (other than a payment default) with respect to Designated Senior and Subordinated Debt pursuant to which the maturity thereof may be accelerated, from and after the date of receipt by the Trustee of written notice from holders of such Designated Senior and Subordinated Debt or from an agent of such holders, no payments on account of principal, premium, if any, or interest in respect of the Junior Subordinated Debt Trust Securities may be made by the Company during a period (the "Payment Blockage Period") commencing on the date of delivery of such notice and ending 179 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from the holders of such Designated Senior and Subordinated Debt or from an agent of such holders, or such event of default has been cured or waived or has ceased to exist). Only one Payment Blockage Period may be commenced with respect to the Junior Subordinated Debt Trust Securities during any period of 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior and Subordinated Debt initiating such Payment Blockage Period shall be or be made the basis for the commencement of any subsequent Payment Blockage Period by the holders of such Designated Senior and Subordinated Debt, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     By reason of such subordination, in the event of insolvency, funds that would otherwise be payable to holders of Junior Subordinated Debt Trust
Securities will be paid to the holders of Senior and Subordinated Debt of the Company to the extent necessary to pay such Debt in full, and the Company may be unable to meet fully its obligations with respect to the Junior Subordinated Debt Trust Securities.

     "Debt" is defined to mean, with respect to any person at any date of determination (without duplication), (i) all indebtedness of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such person in respect of letters of credit or bankers' acceptance or other similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations of such person to pay the deferred purchase price of property or services, except trade payables, (v) all obligations of such person as lessee under capitalized leases, (vi) all Debt of others secured by a lien on any asset of such person, whether or not such Debt is assumed by such person; provided that, for purposes of determining the amount of any Debt of the type described in this clause, if recourse with respect to such Debt is limited to such asset, the amount of such Debt shall be limited to the lesser of the fair market value of such asset or the amount of such Debt, (vii) all Debt of others guaranteed by such person to the extent such Debt is guaranteed by such person, (viii) all redeemable stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends and (ix) to the extent not otherwise included in this definition, all obligations of such person under currency agreements and interest rate agreements.

     "Designated Senior and Subordinated Debt" is defined to mean (i) Debt under the Credit Agreement dated as of May 20, 1996 (the "Credit Agreement") among the Company, the Banks named on the signature pages thereof and the Morgan Guaranty Trust Company of New York, as agent for the banks, as such Credit Agreement has been and may be amended, restated, supplemented or otherwise modified from time to time and (ii) Debt constituting Senior and Subordinated Debt which, at the time of its determination, (A) has an aggregate principal amount of at least $30 million and (B) is specifically designated in the instrument evidencing such Senior and Subordinated Debt as "Designated Senior and Subordinated Debt" by the Company.

     "Senior and Subordinated Debt" is defined to mean the principal of (and premium, if any) and interest on all Debt of the Company whether created, incurred or assumed before, on or after the date of the Indenture; provided that such Senior and Subordinated Debt shall not include (i) Debt of the Company to any Affiliate, (ii) Debt of the Company that, when incurred and without respect to any election under Section 1111(b) of Title 11, U.S. Code, was without recourse, (iii) any other Debt of the Company which by the terms of the instrument creating or evidencing the same are specifically designated as not being senior in right of payment to the Junior Subordinated Debt Trust Securities, and in particular the Junior Subordinated Debt Trust Securities shall rank pari passu with all other debt securities and guarantees issued to any trust, partnership or other entity affiliated with the Company which is a financing vehicle of the Company in connection with an issuance of preferred securities by such financing entity, and (iv) redeemable stock of the Company.

INDENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Indenture Event of Default" with respect to each series of Junior Subordinated Debt Securities:

      (a) failure for 30 days to pay interest on the Junior Subordinated Debt Trust Securities of such series when due; provided that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose;

      (b) failure to pay principal of or premium, if any, on the Junior Subordinated Debt Trust Securities of such series when due whether at maturity, upon redemption, by declaration or otherwise;

      (c) failure to observe or perform any other covenant contained in the Indenture with respect to such series for 90 days after written notice to the Company from the Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Debt Trust Securities of such series; or

      (d) certain events in bankruptcy, insolvency or reorganization of the Company.

     In each and every such case, unless the principal of all the Junior Subordinated Debt Trust Securities of that series shall have already become due and payable, either the Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debt Trust Securities of that series then outstanding, by notice in writing to the Company (and to the Indenture Trustee if given by such holders), may declare the principal of all the Junior Subordinated Debt Trust Securities of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Trust Securities of that series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. (Section 6.06) The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debt Trust Securities of that series may declare the principal due and payable immediately upon an Indenture Event of Default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debt Trust Securities of such series may annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Trust Securities of that series may, on behalf of the holders of all the Junior Subordinated Debt Trust Securities of that series, waive any past default, except a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee) or a call for redemption of Junior Subordinated Debt Trust Securities. The Company is required to file annually with the Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture.

     If Junior Subordinated Debt Trust Securities are issued to an AES Trust in connection with the issuance of Trust Securities of such AES Trust, then under the applicable Declaration an Indenture Event of Default with respect to such series of Junior Subordinated Debt Trust Securities will constitute a Declaration Event of Default.

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Debt Trust Securities of each series affected, to modify the Indenture or any supplemental indenture affecting the rights of the holders of such Junior Subordinated Debt Securities; provided that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debt Trust Security affected thereby, (i) extend the fixed maturity of any Junior Subordinated Debt Trust Securities of any series, reduce the principal amount thereof, reduce the rate or extent the time of payment of interest thereon, reduce any premium payable upon the redemption thereof, without the consent of the holder of each Junior Subordinated Debt Trust Security so affected or (ii) reduce the percentage of Junior Subordinated Debt Trust Securities, the holders of which are required to consent to any such modification, without the consent of the holders of each Junior Subordinated Debt Trust Security then outstanding and affected thereby.

BOOK-ENTRY AND SETTLEMENT

     If any Junior Subordinated Debt Trust Securities of a series are represented by one or more global securities (each, a "Global Security"), the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Global Security may exchange such interests for Junior Subordinated Debt Trust Securities of such series and of like tenor and principal amount in any authorized form and denomination. Principal of and any premium and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

     The specific terms of the depositary arrangement with respect to any portion of a series of Junior Subordinated Debt Trust Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement.

CONSOLIDATION, MERGER AND SALE

     The Indenture will provide that the Company may not consolidate with or merge into any other person or transfer or lease its properties and assets substantially as an entirety to any person and may not permit any person to merge into or consolidate with the Company unless (i) either the Company will be the resulting or surviving entity or any successor or purchaser is a corporation organized under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes the Company's obligations under the Indenture and (ii) immediately after giving effect to the transaction no Event of Default shall have occurred and be continuing. (Section 10.01)

DEFEASANCE AND DISCHARGE

     Under the terms of the Indenture, the Company will be discharged from any and all obligations in respect of the Junior Subordinated Debt Trust Securities of a series (except in each case for certain obligations to register the transfer or exchange of such Junior Subordinated Debt Trust Securities, replace stolen, lost or mutilated Junior Subordinated Debt Trust Securities of that series, maintain paying agencies and hold moneys for payment in trust) if (i) the Company irrevocably deposits with the Indenture Trustee cash or U.S. Government Obligations, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of, premium, if any, and interest on all outstanding Junior Subordinated Debt Trust Securities of such series; (ii) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound; (iii) the Company delivers to the Indenture Trustee an opinion of counsel to the effect that the holders of the Junior Subordinated Debt Trust Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and that defeasance will not otherwise alter holders' United States federal income tax treatment of principal, premium and interest payments on such Junior Subordinated Debt Trust Securities of such series (such opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of such Junior Subordinated Debt Trust Securities Indenture, since such a result would not occur under current tax law); (iv) the Company has delivered to the Indenture Trustee an Officer's Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by such provision have been complied with; and (v) no event or condition shall exist that, pursuant to the subordination provisions applicable to such series, would prevent the Company from making payments of principal of, premium, if any, and interest on the Junior Subordinated Debt Trust Securities of such series at the date of the irrevocable deposit referred to above.

GOVERNING LAW

     The Indenture and the Junior Subordinated Debt Trust Securities will be governed by the laws of the State of New York.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

     The Indenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Debt Trust Securities Indenture at the request of any holder of Junior Subordinated Debt Trust Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The Company and its subsidiaries maintain ordinary banking and trust relationships with The First National Bank of Chicago and its affiliates.

MISCELLANEOUS

     The Company will have the right at all times to assign any of its rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided that, in the event of any such assignment, the Company will remain jointly and severally liable for all such obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto other than by the Company to a successor or purchaser pursuant to a consolidation, merger or sale permitted by the Indenture.

                              PLAN OF DISTRIBUTION

     The Company may sell any series of Junior Subordinated Debt Trust Securities and the AES Trusts may sell the Preferred Securities being offered hereby in any of three ways (or in any combination thereof): (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement with respect to any Offered Securities will set forth the terms of the offering of such Offered Securities, including the name or names of any underwriters, dealers or agents and the respective amounts of such Offered Securities underwritten or purchased by each of them, the initial public offering price of such Offered Securities and the proceeds to the Company from such sale, any discounts, commissions or other items constituting compensation from the Company and any discounts, commissions or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Offered Securities may be listed. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in the sale of any Offered Securities, such Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Offered Securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase such Offered Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such Offered Securities if any are purchased.

     Offered Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the Prospectus Supplement, the Company will authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

     Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.


                                  LEGAL MATTERS


     Unless otherwise indicated in the applicable Prospectus Supplement, certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon by Richards, Layton & Finger, Wilmington. The legality of the Junior Subordinated Debt Trust Securities and the Preferred Securities offered hereby will be passed upon for the Company by Davis Polk & Wardwell, New York, New York.


                                     EXPERTS


     The financial statements as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 incorporated by reference in this Prospectus from the Company's Current Report on Form 8-K filed on November 6, 1997 and the related financial statement schedules incorporated by reference in the Registration

Statement from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Companhia Energetica de Minas Gerais -- CEMIG for the years ended December 31, 1996 and 1995, prepared in accordance with accounting principles generally accepted in Brazil, incorporated by reference in this Prospectus from Item 7 of the Current Report on Form 8-K of The AES Corporation filed July 16, 1997, have been audited by Price Waterhouse Auditores Independentes, Belo Horizonte, Brazil, independent accountants, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

================================================================================
NO PERSON  HAS BEEN  AUTHORIZED  TO GIVE          $1,500,000,000
ANY   INFORMATION   OR   TO   MAKE   ANY
REPRESENTATIONS,    OTHER   THAN   THOSE        THE AES CORPORATION
CONTAINED OR  INCORPORATED  BY REFERENCE
IN  THIS  PROSPECTUS  OR ANY  PROSPECTUS        JUNIOR SUBORDINATED
SUPPLEMENT,   IN  CONNECTION   WITH  ANY          DEBT SECURITIES
OFFERING  CONTEMPLATED  HEREBY,  AND, IF
GIVEN  OR  MADE,  SUCH   INFORMATION  OR           AES TRUST III
REPRESENTATIONS  MUST NOT BE RELIED UPON           AES TRUST IV
AS  HAVING   BEEN   AUTHORIZED   BY  THE            AES TRUST V
COMPANY,   ANY  UNDERWRITER,   AGENT  OR
DEALER.  NEITHER  THE  DELIVERY  OF THIS       PREFERRED SECURITIES
PROSPECTUS OR ANY PROSPECTUS  SUPPLEMENT
NOR   ANY   SALE   MADE   HEREUNDER   OR      -----------------------
THEREUNDER SHALL UNDER ANY CIRCUMSTANCES
CREATE  ANY  IMPLICATION  THAT THERE HAS            PROSPECTUS
BEEN NO  CHANGE  IN THE  AFFAIRS  OF THE
COMPANY   SINCE   THE  DATE   HEREOF  OR      -----------------------
THEREOF. NEITHER THIS PROSPECTUS NOR ANY
PROSPECTUS  SUPPLEMENT  SHALL CONSTITUTE
AN OFFER TO SELL OR A SOLICITATION OF AN
OFFER TO BUY ANY SECURITIES BY ANYONE IN
ANY  JURISDICTION IN WHICH SUCH OFFER OR
SOLICITATION  IS  NOT  AUTHORIZED  OR IN
WHICH THE  PERSON  MAKING  SUCH OFFER OR
SOLICITATION  IS NOT  QUALIFIED TO DO SO
OR TO ANY PERSON TO WHOM IT IS  UNLAWFUL
TO  MAKE  SUCH  OFFER  OR  SOLICITATION.
        -----------------------

          TABLE OF CONTENTS


                                    PAGE
                                    ----
Available Information................. 1
Incorporation of Certain Information
  by Reference........................ 1
Use of Proceeds....................... 2
Ratios of Earnings to Fixed Charges... 2
The Company........................... 3
Risk Factors.......................... 6
The AES Trusts........................14
Description of Preferred Securities...19
Description of Preferred Securities
 Guarantees...........................20
Description of Junior Subordinated
 Debt Trust Securities................23
Plan of Distribution..................29
Legal Matters.........................29
Experts...............................29                                  ,1997
================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.


SEC Registration filing fee............................$     454,545
Printing and engraving expenses........................$     150,000
Blue sky fees and expenses (including counsel).........$      10,000
Legal fees and expenses................................$     500,000
Fees of accountants....................................$     150,000
Fees of trustee........................................$      15,000
                                                        ------------
   Total...............................................$   1,279,545
                                                        ============


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the Company's By-Laws, and in accordance with Section 145 of the Delaware General Corporation Law ("GCL"), the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action or suit by or in the right of the Company to procure a judgment in its favor, which is hereinafter referred to as a "derivative action") by reason of the fact that such person is or was a director, officer or employee of the Company, or is or was serving in such capacity or as an agent at the request of the Company for another entity, to the full extent authorized by Delaware law, against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts actually and reasonably incurred in connection with the defense or settlement of such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful. Agents of the Company may be similarly indemnified, at the discretion of the Board of Directors.

     Under Section 145 of the GCL, a similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to the Company, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and only for such expenses as the court shall deem proper.

     Pursuant to Company's By-Laws, a person eligible for indemnification may have the expenses incurred in connection with any matter described above paid in advance of a final disposition by the Company. However, such advances will only be made upon the delivery of an undertaking by or on behalf of the indemnified person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to indemnification.

     In addition, under the Company's By-Laws, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or of another corporation against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of the Company's By-Laws.

ITEM 16.  EXHIBITS.




EXHIBITS     DESCRIPTION OF EXHIBIT
--------     ----------------------

1.1 Form of Underwriting Agreement (Debt Securities) (incorporated by reference to Exhibit 1.1 of Amendment No. 1 to Registration Statement No. 333-15487 on Form S-3 filed on November 18, 1996)
1.2 Form of Underwriting Agreement (Common Stock and Preferred Stock) (incorporated by reference to Exhibit 1.2 of Amendment No. 1 to Registration Statement No. 333-15487 on Form S-3 filed on November 18, 1996)
1.3 Form of Underwriting Agreement (Stock Purchase Contracts and Stock Purchase Units) (incorporated by reference to Exhibit 1.3 of Amendment No. 1 to Registration Statement No. 333-15487 on Form S-3 filed on November 18, 1996)
1.4          Form of Underwriting Agreement (Preferred Securities)
4.1 Form of Senior Debt Securities Indenture between the Company and The First National Bank of Chicago (incorporated by reference to
             Exhibit 4.1 of Registration Statement No. 333-15487 on Form S-3 filed on November 4, 1996)
4.2 Senior Subordinated Debt Securities Indenture dated as of July 1, 1996 between the Company and The First National Bank of Chicago (incorporated by reference to Exhibit 4.2 of Registration Statement No. 333-15487 on Form S-3 filed on November 4, 1996)
4.3 Form of Junior Subordinated Debt Securities Indenture between the Company and The First National Bank of Chicago (incorporated by reference to Exhibit 4.3 of Registration Statement No. 333-15487 on Form S-3 filed on November 4, 1996)
4.4 Form of Junior Subordinated Debt Trust Securities Indenture between the Company and The First National Bank of Chicago (incorporated by reference to Exhibit 4.4 of Registration Statement No. 333-15487 on Form S-3 filed on November 4, 1996)
4.5          Declaration of Trust of AES Trust III (incorporated by reference to
             Exhibit 4.14 of Amendment No. 1 to Registration Statement No. 333-15487 on Form S-3 filed on November 18, 1996)
4.6          Certificate of Trust of AES Trust III (incorporated by reference to
             Exhibit 4.15 of Amendment No. 1 to Registration Statement No. 333-15487 on Form S-3 filed on November 18, 1996)
4.7 Form of Amended and Restated Declaration of Trust for AES Trust III, AES Trust IV and AES Trust V (incorporated by reference to
             Exhibit 4.9 of Amendment No. 2 to Registration Statement No. 333-15487 on Form S-3 filed on November 27, 1996)
4.8          Form of Preferred Security (included in Exhibit 4.7)
4.9 Form of Supplemental Indenture to be used in connection with issuance of Junior Subordinated Debt Trust Securities and Preferred Securities (incorporated by reference to Exhibit 4.11 of Registration Statement No. 333-15487 on Form S-3 filed on November 4, 1996)
4.10         Form of  Junior  Subordinated  Debt  Trust  Security  (included  in
             Exhibit 4.9)
4.11 Form of Preferred Securities Guarantee with respect to Preferred Securities (incorporated by reference to Exhibit 4.13 of Amendment No. 2 to Registration Statement No. 333-15487 on Form S-3 filed on November 27, 1996)
4.12         Declaration of Trust of AES Trust IV
4.13         Certificate of Trust of AES Trust IV
4.14         Declaration of Trust of AES Trust V
4.15         Certificate of Trust of AES Trust V
4.16         Form of Purchase Contract  Agreement  (incorporated by reference to
             Exhibit 41.6 of Amendment No. 1 to Registration Statement No. 333-15487 on Form S-3 filed on November 18, 1996)
4.17 Form of Pledge Agreement (incorporated by reference to Exhibit 4.17 of Amendment No. 1 to Registration Statement No. 333-15487 on Form S-3 filed on November 18, 1996)
5.1          Opinion of Davis Polk & Wardwell +

EXHIBITS     DESCRIPTION OF EXHIBIT
--------     ----------------------

5.2          Opinion of Delaware counsel +
12.1         Statement re: Computation of ratio of earnings to fixed charges
23.1         Consent of Deloitte & Touche LLP
23.2         Consent of Price Waterhouse
23.3         Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
23.4         Consent of Delaware counsel (included in Exhibit 5.2)
24.1         Powers of Attorney for the Company +
24.2 Powers of Attorney for the Company as sponsor, to sign the Registration Statement on behalf of AES Trust III, AES Trust IV and AES Trust V (included in Exhibits 4.5, 4.7, 4.12 and 4.14)
25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, under the Senior Debt Securities Indenture +
25.2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, under the Senior Subordinated Debt Securities Indenture +
25.3 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, under the Junior Subordinated Debt Securities Indenture +
25.4 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, with respect to the Junior Subordinated Debt Trust Securities Indenture
             +
25.5 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, with respect to the Preferred Securities of AES Trust III +
25.6 Statement of Eligibility under The Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, with respect to the Preferred Securities of AES Trust IV +
25.7 Statement of Eligibility under The Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, with respect to the Preferred Securities of AES Trust V +
25.8 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, with respect to the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of AES Trust III +
25.9 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, with respect to the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of AES Trust IV +
25.10 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, with respect to the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of AES Trust V +

---------------------------
+ To be filed by Amendment.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

      (1) To file,  during any period in which offers or sales are being made of
the  securities   registered   hereby,  a   post-effective   amendment  to  this
registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided,  however,  that the  undertakings  set forth in paragraphs  (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrar of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Forms S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia on November 7, 1997.


                                    THE AES CORPORATION



                                    By:  /s/  Dennis W. Bakke
                                         ---------------------------------------
                                         Dennis W. Bakke
                                         President and Chief Executive Officer

     The Registrant and each person whose signature appears below constitutes and appoints Dennis W. Bakke and William R. Luraschi and any agent for service named in this Registration Statement and each of them, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her, or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement, to sign any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated on November 7, 1997.


       SIGNATURE                      TITLE                          DATE
       ---------                      -----                          -----

          *
-------------------------       Chairman-of-the-Board           November 7, 1997
    Roger W. Sant

  /s/  Dennis W. Bakke
-------------------------       President,-Chief-Executive      November 7, 1997
    Dennis W. Bakke             Officer and Director
                                (Principal Executive Officer)

          *
-------------------------       Director                        November 7, 1997
    Vicki-Ann Assevero

          *
-------------------------        Director                       November 7, 1997
    Dr. Alice F. Emerson

          *
-------------------------        Director                       November 7, 1997
    Robert F. Hemphill, Jr.

          *
-------------------------        Director                       November 7, 1997
    Frank Jungers

          *
-------------------------        Director                       November 7, 1997
    Dr. Henry R. Linden

          *
-------------------------        Director                       November 7, 1997
    John H. McArthur

          *
-------------------------        Director                       November 7, 1997
    Hazel O'Leary

          *
-------------------------        Director                       November 7, 1997
    Thomas I. Unterberg

          *
-------------------------        Director                       November 7, 1997
    Robert H. Waterman, Jr.

  /s/ Barry J. Sharp
-------------------------       Vice-President and              November 7, 1997
    Barry J. Sharp              Chief Financial Officer
                                (Principal Financial and
                                Accounting Officer)

By:   /s/ William R. Luraschi
      ----------------------                                    November 7, 1997
      William R. Luraschi
      Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, AES Trust III, AES Trust IV and AES Trust V each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Forms S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia on November 7, 1997.

                                  AES TRUST III


                                  By: The AES Corporation, as Sponsor


                                  By: /s/ William R. Luraschi
                                      ------------------------------------------
                                      Name: William R. Luraschi
                                      Title:   General Counsel and Secretary



                                   AES TRUST IV


                                   By: The AES Corporation, as Sponsor


                                   By: /s/ William R. Luraschi
                                       -----------------------------------------
                                       Name: William R. Luraschi
                                       Title:   General Counsel and Secretary


                                   AES TRUST V


                                   By: The AES Corporation, as Sponsor


                                   By: /s/ William R. Luraschi
                                       -----------------------------------------
                                       Name: William R. Luraschi
                                       Title:   General Counsel and Secretary

                          EXHIBIT INDEX


                                                                   SEQUENTIALLY
EXHIBITS     DESCRIPTION OF EXHIBIT                                NUMBERED PAGE

1.1          Form of Underwriting Agreement (Debt Securities)*
1.2          Form of  Underwriting  Agreement  (Common  Stock and
             Preferred Stock)*
1.3 Form of Underwriting Agreement (Stock Purchase Contracts and Stock Purchase Units)*
1.4          Form   of    Underwriting    Agreement    (Preferred
             Securities)
4.1 Form of Senior Debt Securities Indenture between the Company and The First National Bank of Chicago*
4.2 Senior Subordinated Debt Securities Indenture dated as of July 1, 1996 between the Company and The First National Bank of Chicago*
4.3 Form of Junior Subordinated Debt Securities Indenture between the Company and The First National Bank of Chicago*
4.4 Form of Junior Subordinated Debt Trust Securities Indenture between the Company and The First National Bank of Chicago*
4.5          Declaration of Trust of AES Trust III*
4.6          Certificate of Trust of AES Trust III*
4.7 Form of Amended and Restated Declaration of Trust for each of AES Trust III, AES Trust IV and AES Trust V*
4.8          Form of Preferred Security (included in Exhibit 4.7)
4.9 Form of Supplemental Indenture to be used in connection with issuance of Junior Subordinated Debt Trust Securities and Preferred Securities*
4.10         Form of  Junior  Subordinated  Debt  Trust  Security
             (included in Exhibit 4.9)
4.11         Form of Preferred  Securities Guarantee with respect
             to Preferred Securities*
4.12         Declaration of Trust of AES Trust IV
4.13         Certificate of Trust of AES Trust IV
4.14         Declaration of Trust of AES Trust V
4.15         Certificate of Trust of AES Trust V
4.16         Form of Purchase Contract Agreement*
4.17         Form of Pledge Agreement *
5.1          Opinion of Davis Polk & Wardwell
5.2          Opinion of Delaware counsel
12.1         Statement  re:  Computation  of ratio of earnings to
             fixed charges
23.1         Consent of Deloitte & Touche LLP
23.2         Consent of Price Waterhouse
23.3         Consent  of  Davis  Polk  &  Wardwell  (included  in
             Exhibit 5.1)
23.4         Consent of  Delaware  counsel  (included  in Exhibit
             5.2)
24.1         Powers of Attorney for the Company
24.2 Powers of Attorney for the Company as sponsor, to sign the Registration Statement on behalf of AES Trust III, AES Trust IV and AES Trust V (included in Exhibits 4.5, 4.7, 4.12 and 4.14)
25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, under the Senior Debt Securities Indenture
25.2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, under the Senior Subordinated Debt Securities Indenture
25.3 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, under the Junior Subordinated Debt Securities Indenture

                                                                   SEQUENTIALLY
EXHIBITS     DESCRIPTION OF EXHIBIT                                NUMBERED PAGE

25.4 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, with respect to the Junior Subordinated Debt Trust Securities Indenture
25.5 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, with respect to the Preferred Securities of AES Trust III
25.6 Statement of Eligibility under The Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, with respect to the Preferred Securities of AES Trust IV
25.7 Statement of Eligibility under The Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, with respect to the Preferred Securities of AES Trust V
25.8 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, with respect to the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of AES Trust III
25.9 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, with respect to the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of AES Trust IV
25.10 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, with respect to the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of AES Trust V

---------------------------
* Incorporated by reference to other documents (see Item 16) and not included herein.